Exhibit 4.2

TRUST DEED

13 NOVEMBER 2025

WISE FINANCING PLC

as Issuer

and

WISE PLC

as Parent Guarantor

and

WISE EUROPE SA, WISE FINANCIAL HOLDINGS LTD, WISE PAYMENTS LIMITED

and

WISE US INC.

as Initial Guarantors

and

CITICORP TRUSTEE COMPANY LIMITED

as Trustee

relating to the

£2,000,000,000

Euro Medium Term Note Programme

THIS TRUST DEED is made on 13 November 2025

BETWEEN:

(1)

WISE FINANCING PLC, a company incorporated in England and Wales, with registered number 16808480, whose registered office is at 1st Floor Worship Square, 65 Clifton Street London, United Kingdom, EC2A 4JE (the Issuer);

(2)

WISE PLC, a company incorporated in England and Wales with registered number 13211214, whose registered office is at 1st Floor Worship Square, 65 Clifton Street, London, United Kingdom EC2A 4JE (the Parent Guarantor);

(3)	WISE EUROPE SA, WISE FINANCIAL HOLDINGS LTD, WISE PAYMENTS LIMITED and WISE US INC. (together with the Parent Guarantor, the Initial Guarantors); and

(4)

CITICORP TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England and Wales whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of this Trust Deed) as trustee for the Noteholders and the Couponholders (each as defined below).

WHEREAS:

(A)

By a resolution of the Board of Directors of the Issuer passed on 4 November 2025, the Issuer has resolved to establish a Euro Medium Term Note Programme pursuant to which the Issuer may from time to time issue Notes as set out herein. Notes up to a maximum nominal amount (calculated in accordance with clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of £2,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the Programme.

(B)

Pursuant to a resolution of the Board of Directors of each of the Initial Guarantors each passed on or prior to the date of this Trust Deed, the Initial Guarantors have resolved to guarantee all Notes issued by the Issuer under the Programme and to enter into certain covenants as set out in this Trust Deed.

(C)	The Trustee has agreed to act as trustee of this Trust Deed for the benefit of the Noteholders and the Couponholders upon and subject to the terms and conditions of this Trust Deed.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS

1.1

Terms defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed. In this Trust Deed unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Additional Guarantor has the meaning set out in Condition 2.4;

Agency Agreement means the agency agreement dated 13 November 2025, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuer and the Initial Guarantors have appointed the Principal Paying Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or another Principal Paying Agent in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

Applicable Law means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any authority by which the Issuer is bound or with which it is accustomed to comply; (iii) any agreement between any authorities; and (iv) any customary agreement between any authority and any party;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under this Trust Deed;

Auditors means the independent auditors for the time being of the Issuer or the Parent Guarantor (as the case may be) or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of this Trust Deed, such other firm of accountants or such financial advisers as may be nominated or approved by the Issuer or any Initial Guarantor and notified to the Trustee for the purposes of this Trust Deed;

Authorised Signatory means any person who (a) is a Director or the Secretary of the Issuer or the Parent Guarantor (as the case may be) or (b) has been notified by the Issuer or the Parent Guarantor (as the case may be) in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer or the Initial Guarantors (as the case may be) for the purposes of this Trust Deed;

Authority means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction;

Bearer Global Note means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note, as the context may require;

Bearer Notes means those of the Notes which are for the time being in bearer form;

CGN means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case in respect of which the applicable Pricing Supplement indicates is not a New Global Note;

Clearstream, Luxembourg means Clearstream Banking, S.A.;

Change of Control Put Event has the meaning set out in Condition 6.6;

common safekeeper means an ICSD in its capacity as a common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Guarantors, the Trustee and the relevant Dealer(s) as modified and supplemented by the Pricing Supplement applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of this Trust Deed and any reference in this Trust Deed to a particular specified Condition or paragraph of a Condition shall in relation to such Series of Notes be construed accordingly;

Coupon means an interest coupon appertaining to a definitive Bearer Note (other than a Zero Coupon Note in bearer form), such coupon being:

(a)

if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 4A of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(b)

if appertaining to a Floating Rate Note, in the form or substantially in the form set out in Part 4B of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(c)

if appertaining to a definitive Bearer Note which is neither a Fixed Rate Note nor a Floating Rate Note, in such form as may be agreed between the Issuer, the Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

Dealers means those entities named as such in the Programme Agreement and any other entity which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or the relevant Dealer(s) mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer and the Guarantors have agreed the issue of the Notes of such Tranche or Series and Dealer means any one of them;

Definitive Bearer Note means a Bearer Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer, the Guarantors and the relevant Dealer(s), the Agency Agreement and this Trust Deed in exchange for either a Temporary Bearer Global Note or part thereof or a Permanent Bearer Global Note (all as indicated in the applicable Pricing Supplement), such Note in definitive form being in the form or substantially in the form set out in Part 3 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference as indicated in the applicable Pricing Supplement (and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Pricing Supplement endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note in bearer form) having Coupons and, where appropriate, Talons attached thereto on issue;

Definitive Note means a Definitive Bearer Note and/or, as the context may require, a Definitive Registered Note;

Definitive Registered Note means a Registered Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency

Agreement and this Trust Deed either on issue or in exchange for a Registered Global Note or part thereof (all as indicated in the applicable Pricing Supplement), such Registered Note in definitive form being in the form or substantially in the form set out in Part 7 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Pricing Supplement and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Pricing Supplement endorsed thereon or attached thereto and having a Form of Transfer endorsed thereon;

Director means, in respect of an entity, the directors for the time being of that entity;

Early Redemption Amount has the meaning set out in Condition 6;

Euroclear means Euroclear Bank SA/NV;

Eurosystem-eligible NGN means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Pricing Supplement;

Event of Default means any of the conditions, events or acts provided in Condition 9.1 to be events upon the happening of which the Notes would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 20 of Schedule 3;

FCA means the Financial Conduct Authority in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer, the Guarantors and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable in arrear in respect of such period or on such date(s) as may be agreed between the Issuer, the Guarantors and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

FSMA means the Financial Services and Markets Act 2000;

Global Note means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note and/or a Registered Global Note, as the context may require;

Guarantee means the guarantee of the Guarantors set out in clause 7;

Guarantor means an Initial Guarantor, an Additional Guarantor or an entity which guarantees the Notes pursuant to Clause 21 (Substitution) unless (in each case) it has ceased to be a guarantor in respect of the Notes in accordance with this Trust Deed;

Group has the meaning set out in Condition 2.5;

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Pricing Supplement from (and including) which such Notes bear interest, which may or may not be the Issue Date;

Interest Payment Date means, in relation to any Floating Rate Note, either:

(a)

the date which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Pricing Supplement;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer, the Guarantors and the relevant Dealer(s) being, in the case of any Definitive Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented such Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Liability means any loss, damage, cost, fee, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any irrecoverable value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

London Business Day has the meaning set out in Condition 4.2(g);

Maturity Date means the date on which a Note is expressed to be redeemable;

NGN means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case where the applicable Pricing Supplement specifies that the Notes are in New Global Note form;

New Safekeeping Structure means the new safekeeping structure which applies to Registered Notes held in global form by a common safekeeper for Euroclear and Clearstream, Luxembourg and which is required for such Registered Notes to be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations;

Non-eligible NGN means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Pricing Supplement;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) which has such maturity and denomination as may be agreed between the Issuer and the relevant Dealer(s) and issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, the Guarantors and the relevant Dealer(s) relating to the Programme, the Agency Agreement and this Trust Deed and which shall, in the case of Bearer Notes, initially be represented by, and comprised in, either (i) a Temporary Bearer Global Note which may (in accordance with the terms of such Temporary Bearer Global Note) be exchanged for Definitive Bearer Notes or a Permanent Bearer Global Note which Permanent Bearer Global Note may (in accordance with the terms of such Permanent Bearer Global Note) in turn be exchanged for Definitive Bearer Notes or (ii) a Permanent Bearer Global Note which may (in accordance with the terms of such Permanent Bearer Global Note) be exchanged for Definitive Notes (all as indicated in the applicable Pricing Supplement) and which may, in the case of Registered Notes, either be in definitive form or be represented by, and comprised in, one or more Registered Global Notes each of which may (in accordance with the terms of such Registered Global Note) be exchanged for Definitive Registered Notes or another Registered

Global Note (all as indicated in the applicable Pricing Supplement) and includes any replacements for a Note issued pursuant to Condition 11;

Noteholders means the several persons who are for the time being holders of outstanding Notes (being, in the case of Bearer Notes, the bearers thereof and, in the case of Registered Notes, the several persons whose names are entered in the register of holders of the Registered Notes as the holders thereof) save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary or common safekeeper for Euroclear and Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the bearer or, as the case may be, registered holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of this Trust Deed other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the Issuer, the Guarantors and the Trustee, solely in such common depositary or common safekeeper and for which purpose such common depositary or common safekeeper shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of this Trust Deed and the expressions Noteholder, holder and holder of Notes and related expressions shall be construed accordingly;

Official List has the meaning set out in Section 103 of FSMA;

outstanding means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)	those Notes which have been redeemed pursuant to this Trust Deed;

(b)

those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent, as applicable, in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the Noteholders in accordance with Condition 14 and remain available for payment against presentation of the relevant Notes and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 6.9 and 6.10;

(d)	those Notes which have become void under Condition 8;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11;

(f)

(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11; and

(g)	any Global Note to the extent that it shall have been exchanged for Definitive Notes or another Global Note pursuant to its provisions, the provisions of this Trust Deed and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)

the right to attend and vote at any meeting of the holders of the Notes of any Series, an Extraordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents given through the relevant Clearing System(s) as envisaged by paragraph 20 of Schedule 3 and any direction or request by the holders of the Notes of any Series;

(ii)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of clause 9.2, Conditions 9 and 16 and paragraphs 2, 5, 6 and 9 of Schedule 3;

(iii)

any discretion, power or authority (whether contained in this Trust Deed or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, the Guarantors or any Subsidiary of the Issuer or the Guarantors, any holding company of the Issuer or the Guarantors or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer and the Guarantors pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes;

Permanent Bearer Global Note means a global note in the form or substantially in the form set out in Part 2 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Bearer Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, the Guarantors and the relevant Dealer(s) relating to the Programme, the Agency Agreement and this Trust Deed either on issue or in exchange for the whole or part of any Temporary Bearer Global Note issued in respect of such Bearer Notes;

Potential Event of Default means an event or circumstance which, would with the lapse of time, giving of notice, issue of certificate and/or fulfilment of any other requirement provided for in Condition 9, become an Event of Default;

Pricing Supplement has the meaning set out in the Conditions;

Principal Paying Agent means, in relation to all or any Series of the Notes, Citibank, N.A., London Branch at its office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB appointed as principal paying agent pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to all or any Series of the Notes;

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between the Issuer, the Guarantors and the Dealers named therein (or deemed named therein) concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

Registered Global Note means a registered global note in the form or substantially in the form set out in Part 6 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Registered Notes of the same Series sold outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and this Trust Deed;

Registered Notes means those of the Notes which are for the time being in registered form;

Registrar means, in relation to all or any Series of the Registered Notes, Citibank, N.A., London Branch at its office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB or any Successor registrar in relation to all or any Series of the Registered Notes;

Relevant Date has the meaning set out in Condition 7.2;

repay, redeem and pay shall each include both of the others and cognate expressions shall be construed accordingly;

Revolving Credit Facility has the meaning set out in Condition 2.5;

Securities Act means the U.S. Securities Act of 1933, as amended;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall (where appropriate) be construed accordingly;

Stock Exchange means the London Stock Exchange plc or any successor thereto or any other stock exchange on which any Notes may from time to time be listed, and references in this Trust Deed to the relevant Stock Exchange shall, in relation to any Notes, be references to the stock exchange on which such Notes are, from time to time, or are intended to be, listed;

Subsidiary means any company which is for the time being a subsidiary (within the meaning of Section 1159 of the Companies Act 2006);

Successor means, in relation to the Principal Paying Agent, the other Paying Agents, the Registrar, the Transfer Agent and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of this Trust Deed and/or the Agency Agreement (as the case may be) and/or such other or further principal paying agent, paying agents, registrar, transfer agents and calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the case of the Principal Paying Agent being within the same place as those for which it is substituted) as may from time to time be nominated, in each case by the Issuer and, if applicable, the Guarantors, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the

Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

Talonholders means the several persons who are for the time being holders of the Talons;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Bearer Notes (other than Zero Coupon Notes in bearer form), such talons being in the form or substantially in the form set out in Part 5 of Schedule 2 or in such other form as may be agreed between the Issuer, the Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

Temporary Bearer Global Note means a Temporary Bearer Global Note in the form or substantially in the form set out in Part 1 of Schedule 2 together with the copy of the applicable Pricing Supplement annexed thereto with such modifications (if any) as may be agreed between the Issuer, the Guarantors, the Principal Paying Agent, the Trustee and the relevant Dealer(s), comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, the Guarantors and the relevant Dealer(s) relating to the Programme, the Agency Agreement and this Trust Deed;

this Trust Deed means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Pricing Supplement, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing and admission to trading);

Transfer Agents means, in relation to all or any Series of the Registered Notes, the several institutions at their respective specified offices initially appointed as transfer agents in relation to such Notes by the Issuer and the Guarantors pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents at their respective specified offices in relation to all or any Series of the Notes;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

Zero Coupon Note means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2 (a)

All references in this Trust Deed to principal and/or principal amount and/or interest and/or premium in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantors under this Trust Deed shall, unless the context otherwise requires, be construed in accordance

(b)	All references in this Trust Deed to £, Pounds Sterling shall be construed as references to the lawful currency for the time being of the United Kingdom.

(c)

All references in this Trust Deed to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(d)

All references in this Trust Deed to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(e)

All references in this Trust Deed to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in this Trust Deed.

(f)

All references in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include references to any successor operator and/or successor clearing system and/or any additional or alternative clearing system specified in the applicable Pricing Supplement or otherwise approved by the Trustee, the Issuer and the Principal Paying Agent. All references in this Trust Deed to the common depositary shall, whenever the context so permits, be deemed to include references to any successor common depositary or any additional or alternative common depositary as is approved by the Issuer, the Principal Paying Agent and the Trustee. All references in this Trust Deed to the common safekeeper shall, whenever the context so permits, be deemed to include references to any successor common safekeeper or any additional or alternative common safekeeper as is approved by the Issuer, the Principal Paying Agent and the Trustee.

(g)

In this Trust Deed references to Schedules, clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(h)	In this Trust Deed tables of contents and clause headings are included for ease of reference and shall not affect the construction of this Trust Deed.

(i)	All references in this Trust Deed to taking proceedings against the Issuer and/or the Guarantors shall be deemed to include references to proving in the winding up of the Issuer and/or the Guarantors.

(j)

Any reference in this Trust Deed to a written notice, consent or approval being given by the Trustee shall, for the avoidance of doubt, be deemed to include such notice, consent or approval being given by e-mail.

(k)

All references in this Trust Deed to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interest in the Notes.

(l)

Any obligation, agreement or undertaking to indemnify, reimburse or pay any person in respect of, or to discharge on behalf of that person, any Liabilities or expenses or any similar term does not include any obligation or undertaking to indemnify, reimburse, pay or discharge any part of the same to the extent it is attributable to tax on net income, profits or gains of that person.

1.3

Words and expressions defined in the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in this Trust Deed or any trust deed supplemental hereto unless the context otherwise requires or unless otherwise stated provided that, in the event of inconsistency between the Agency Agreement and this Trust Deed, this Trust Deed shall prevail and, in the event of inconsistency between the Agency Agreement or this Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail.

1.4

All references in this Trust Deed to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Pricing Supplement.

1.5

All references in this Trust Deed to listed or having a listing shall, in relation to the London Stock Exchange, be construed to mean that such Notes have been admitted to the London Stock Exchange’s International Securities Market (the ISM) and all references in this Trust Deed to listing or listed shall include references to quotation and quoted, respectively. The ISM is not a UK regulated market for the purposes of Regulation (EU) No 600/2014 on markets in financial instruments, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 amended (the EUWA), (the UK MiFIR) or a regulated market for the purposes of Directive 2014/65/EU, as amended (MiFID II).

1.6

All references in this Trust Deed involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Notes and in the event of any conflicts between such interests and the interests of any other person, the former shall prevail as being paramount.

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes, Pricing Supplement and Legal Opinions

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount, clause 3.5 of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Pricing Supplement and drafts of all legal opinions to be given in relation to the relevant issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by this Trust Deed without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed and on such other occasions as the Trustee so requests (on the basis that the Trustee considers it necessary), the Issuer will procure that (a) further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may reasonably require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may reasonably require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form reasonably satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2	Covenant to repay principal and to pay interest

The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them become due to be redeemed, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Conditions, pay or procure to be paid unconditionally to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to clause 2.4) PROVIDED THAT:

(a)

every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Principal Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the Issuer in this clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders or Couponholders (as the case may be);

(b)

in the case of any payment of principal which is not made to the Trustee or the Principal Paying Agent on or before the due date or on accelerated maturity following an Event of Default, interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 6.11 shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date upon which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(c)

in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (b) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 6.11 shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) by the Issuer (whether individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant and the other covenants in this Trust Deed on trust for the Noteholders and the Couponholders and itself in accordance with this Trust Deed.

2.3	Trustee’s requirements regarding Paying Agents etc.

At any time after an Event of Default or a Potential Event of Default shall have occurred and is continuing or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under clause 10 to the relevant Noteholders and/or Couponholders, the Trustee may:

(a)

by notice in writing to the Issuer, the Guarantors, the Principal Paying Agent, the Registrar, the Transfer Agent, the Calculation Agent and the other Paying Agents require the Principal Paying Agent, the Registrar, the Transfer Agent, the Calculation Agent and the other Paying Agents pursuant to the Agency Agreement:

(i)

to act thereafter as Principal Paying Agent, Registrar, Transfer Agent, Calculation Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of this Trust Deed mutatis mutandis on the terms provided in the Agency Agreement (with such consequential amendments as the Trustee shall deem necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Principal Paying Agent, the Registrar, the Transfer Agents, the Calculation Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of this Trust Deed relating to the Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; and/or

(ii)

to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Principal Paying Agent, the Registrar, the Transfer Agents, the Calculation Agent or other Paying Agent is obliged not to release by any law or regulation; and/or

(b)

by notice in writing to the Issuer (with a copy to the Guarantors) require all subsequent payments in respect of the Notes and Coupons to be made to or to the order of the Trustee and not to the Principal Paying Agent and with effect from the date of receipt of such notice (or such other date as specified in the notice) until such notice is withdrawn proviso (a) to clause 2.2 relating to the Notes shall cease to have effect.

2.4	Floating Rate Notes

If the Floating Rate Notes of any Series become immediately due and repayable under Condition 9 the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 5 except that the rates of interest need not be published.

2.5	Currency of payments

All payments in respect of, under and in connection with this Trust Deed and the Notes of any Series to the relevant Noteholders and Couponholders shall be made in the relevant currency.

2.6	Further Notes

The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders or Couponholders to create and issue further Notes having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue) and so that the same shall be consolidated and form a single series with the outstanding Notes.

2.7	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this clause and of clauses 3 to 22 (both inclusive) and 23.2 and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such clauses and Schedule the expressions Notes, Noteholders, Coupons, Couponholders, Talons and Talonholders shall (where appropriate) be construed accordingly.

3.	FORMS OF THE NOTES

3.1	Bearer Global Notes

(a)

The Bearer Notes of each Tranche will be represented on issue by either a single Temporary Bearer Global Note or a single Permanent Bearer Global Note, as indicated in the applicable Pricing Supplement. Each Temporary Bearer Global Note shall be exchangeable for a Permanent Bearer Global Note in accordance with the provisions of such Temporary Bearer Global Note. Each Permanent Bearer Global Note shall be exchangeable for Definitive Bearer Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes in bearer form) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Bearer Global Note. All Bearer Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(b)

Each Temporary Bearer Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 2. Each Temporary Bearer Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually, by printed or mechanically reproduced signature or by electronic signature by an Authorised Signatory of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Principal Paying Agent. Each Temporary Bearer Global Note so executed, authenticated and (where applicable) effectuated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(c)

Each Permanent Bearer Global Note shall be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 2. Each Permanent Bearer Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually, by printed or otherwise mechanically reproduced signature, or by electronic signature by an Authorised Signatory of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Principal Paying Agent. Each Permanent Bearer Global Note so executed, authenticated and (where applicable) effectuated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.2	Registered Global Notes

(a)

The Registered Notes of each Tranche will initially be represented by a Registered Global Note deposited with a common depositary or, in the case of Registered Notes held under the New Safekeeping Structure, common safekeeper for, and registered in the name of a nominee of such common depositary or common safekeeper for, Euroclear and Clearstream, Luxembourg.

(b)

Registered Global Notes shall be exchangeable and transferable only in accordance with, and subject to, the provisions of the Registered Global Notes and the Agency Agreement and the rules and operating procedures for the time being of Euroclear and Clearstream, Luxembourg.

(c)

Each Registered Global Note shall be printed or typed in the form or substantially in the form set out in Part 7 of Schedule 2. Each Registered Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually, by printed or otherwise mechanically reproduced signature, or by electronic signature by an Authorised Signatory of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar and, in the case of Registered Notes held under the New Safekeeping Structure (save where such Registered Global Note is to be electronically safekept), effectuated by the common safekeeper. Each Registered Global Note so executed, authenticated and (where applicable) effectuated shall be a binding and valid obligation of the Issuer.

3.3	Definitive Bearer Notes and Definitive Registered Notes

(a)

The Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall be in the respective forms or substantially in the respective forms set out in Parts 3, 4, 5 and 6, respectively, of Schedule 2. The Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to this Trust Deed) into such Definitive Bearer Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Bearer Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Bearer Notes shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof). Title to the Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(b)

The Definitive Registered Notes shall be in registered form and shall be issued in the form or substantially in the form set out in Part 7 of Schedule 2, shall be serially numbered, shall be endorsed with a legend and a Form of Transfer and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions may be incorporated by reference (where applicable to this Trust Deed) into such Definitive Registered Notes unless not permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Registered Notes shall be endorsed with or have attached thereto the Conditions, and, in either such case, the Definitive Registered Notes shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof). Title to the Definitive Registered Notes shall pass upon the registration of transfers in the register kept by the Registrar in respect thereof in accordance with the provisions of the Agency Agreement and this Trust Deed.

(c)

The Definitive Notes shall be signed manually or by printed or otherwise mechanically reproduced signature, by an Authorised Signatory of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent (in the case of the Definitive Bearer Notes) or the Registrar (in the case of the Definitive Registered Notes). The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer. The Receipts, the Coupons and the Talons shall not be signed. No Definitive Bearer Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Bearer Note shall be binding or valid until such Definitive Bearer Note shall have been executed and authenticated as aforesaid. No Bearer Note may be exchanged for a Registered Note or vice versa.

3.4	Signatures

The Issuer may use the manual, printed or otherwise mechanically reproduced signature of any person who at the date such signature is affixed to a Note is duly authorised by the Issuer notwithstanding that at the time of issue of any of the Notes they may have ceased for any reason to be so authorised.

3.5	Persons to be treated as Noteholders

Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantors, the Trustee, the Principal Paying Agent, the Registrar, the Transfer Agent, the Calculation Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (a) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Bearer Global Note, Definitive Bearer Note, Receipt, Coupon or Talon and the registered holder of any Registered Global Note or Definitive Registered Note as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer, or, as the case may be, the registered holder and (b) for all other purposes deem and treat:

(a)	the bearer of any Definitive Bearer Note, Receipt, Coupon, Talon or the registered holder of any Definitive Registered Note; and

(b)	each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg as having a particular nominal amount of Notes credited to their securities account,

as the absolute owner thereof and of all rights thereunder free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg or any other form of record made by any of them) or as to the identity of the bearer of any Bearer Global Note, Definitive Bearer Note, Receipt, Coupon or Talon or of the registered holder of any Registered Global Note or Definitive Registered Note.

3.6	Certificates of Euroclear and Clearstream, Luxembourg

Without prejudice to the provisions of Clause 16(u) or 16(y), the Issuer, the Guarantors and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by either of them or such other form of evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and, if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned. Neither the Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

4.	FEES, DUTIES AND TAXES

The Issuer, failing whom the Guarantors, will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties thereon, payable in the United Kingdom, Luxembourg or Belgium on or in connection with (a) the execution and delivery of this Trust Deed, (b) the constitution and issue of the Notes and the Coupons and (c) any action taken reasonably by or on behalf of the Trustee or (where permitted under this Trust Deed so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, this Trust Deed.

5.	COVENANT OF COMPLIANCE

Each of the Issuer and the Guarantors severally covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer and/or the Guarantors under the Notes and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.	CANCELLATION OF NOTES AND RECORDS

6.1

The Issuer shall procure that all Notes issued by it which are (a) redeemed or (b) purchased by or on behalf of the Issuer, the Guarantors or any Subsidiary of the Issuer or the Guarantors and surrendered for cancellation or (c) which, being lost, stolen, destroyed, mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 (together in each case, in the case of Definitive Notes, with all unmatured Coupons attached thereto or delivered therewith), and all Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11, shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(i)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(ii)	the serial numbers of such Notes in definitive form distinguishing between Bearer Notes and Registered Notes;

(iii)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(iv)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(v)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantors or any Subsidiary of the Issuer or the Guarantors

and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Bearer Notes, the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(vi)

the aggregate nominal amounts of Notes and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(vii)

the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Bearer Notes bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Definitive Bearer Notes to which such missing unmatured Coupons appertained; and

(viii)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

shall be given to the Trustee by or on behalf of the Issuer or, as the case may be, the Guarantors as soon as possible and in any event within four months after the date of any such redemption, purchase, payment, exchange or replacement (as the case may be) takes place. The Trustee may accept such certificate as conclusive evidence of redemption, purchase, payment, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2

The Issuer shall procure (a) that the Principal Paying Agent shall keep a full and complete record of all Notes, Coupons and Talons issued by it (other than serial numbers of Coupons) and of their redemption or purchase by or on behalf of the Issuer, the Guarantors or any Subsidiary of the Issuer or the Guarantors, any cancellation or any payment (as the case may be) and of all replacement notes, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Coupons or Talons, (b) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.	GUARANTEE

7.1

Each Guarantor hereby irrevocably and unconditionally, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any Subsidiary of the relevant Guarantor, guarantees to the Trustee:

(a)

the due and punctual payment in accordance with the provisions of this Trust Deed of the principal of and interest on all Notes issued by the Issuer and of any other amounts payable by the Issuer under this Trust Deed; and

(b)	the due and punctual performance and observance by the Issuer of each of the other provisions of this Trust Deed to be performed or observed by the Issuer.

7.2

If the Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount, each Guarantor shall cause each and every such payment to be made as if such Guarantor instead of the Issuer were expressed to be the primary obligor under this Trust Deed and not merely as surety (but without affecting the nature of the Issuer’s obligations) to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall, subject to Condition 7, receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

7.3

If any sum which, although expressed to be payable by the Issuer under this Trust Deed, the Notes or the Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantors, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantors on the basis of a guarantee then (a) it shall nevertheless be recoverable from such Guarantor as if such Guarantor were the sole principal debtor and shall be paid by such Guarantor to the Trustee on demand and (b) as a separate and additional liability under this Trust Deed each Guarantor agrees, as a primary obligation, to indemnify each of the Trustee, each Noteholder and each Couponholder in respect of such sum by way of a full indemnity in the manner and currency as is provided for in the Notes, the Coupons or this Trust Deed (as the case may be) and to indemnify each Noteholder and each Couponholder against all losses, claims, costs, charges and expenses (together with any irrecoverable value added tax or other similar irrecoverable tax thereon) to which it may be subject or which it may incur in recovering such sum.

7.4

If any payment received by the Trustee or any Noteholder or Couponholder pursuant to the provisions of this Trust Deed shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of any Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantors shall indemnify the Trustee and the Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Guarantors under this subclause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

7.5

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional and that it shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under this Trust Deed, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer whether or not any of the other provisions of this Trust Deed have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to clause 19, whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under this Trust Deed and this guarantee shall not be discharged nor shall the liability of the Guarantors under this Trust Deed be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

7.6

Without prejudice to the provisions of clause 9.2, the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantors (or any of them) in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders or Couponholders.

7.7

Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer any right to require a proceeding first against the Issuer protest or notice with respect to this Trust Deed or the indebtedness evidenced thereby and all demands whatsoever and hereby covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under this Trust Deed, shall not be discharged except by complete performance of the obligations contained in this Trust Deed and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the relevant Guarantor or otherwise.

7.8	If any moneys shall become payable by a Guarantor under this guarantee, such Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)

in respect of any amounts paid or payable by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment or any such obligation to make a payment; or

(b)	in respect of any other moneys for the time being due to the relevant Guarantor by the Issuer claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or contribution or, on the liquidation of the Issuer proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the relevant Guarantor before payment in full of all amounts payable under this Trust Deed shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by the relevant Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under this Trust Deed in accordance with clause 10 on the basis that clause 10 does not apply separately and independently to each Series of the Notes, save that nothing in this subclause 7.8 shall operate so as to create any charge by the relevant Guarantor over any such payment or distribution.

7.9	Until all amounts which may be or become payable by the Issuer under this Trust Deed have been irrevocably paid in full, the Trustee may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantors shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from any Guarantor or on account of such Guarantor’s liability under this guarantee, without liability to pay interest on those moneys.

7.10

The obligations of the Guarantors under this Trust Deed constitute direct, unconditional and (subject to the provisions of Condition 3.1) unsecured obligations of the Guarantors and (subject as aforesaid) rank and will rank at least pari passu with all other outstanding unsecured and unsubordinated obligations of the relevant Guarantor, present and future, save for obligations mandatorily preferred by laws of general application to companies and only to the extent permitted by applicable laws relating to creditors’ rights

7.11

Notwithstanding the foregoing, the total liability of any Guarantor incorporated in Belgium under this guarantee shall at all times be limited to an amount equal to 90 per cent. of its net assets (as defined in Article 7:212 of the Belgian Code of Companies and Associations) calculated on the basis of its latest available audited annual financial statements as at the Issue Date of the first Tranche of Notes.

7.12

In connection with the proposed admission of any member of the Group (other than Wise Australia Party Ltd (“Wise Australia”)) as a Guarantor pursuant to Condition 2.4, no such admission shall be effective until the Trustee shall have received:

(a)

a duly executed deed of accession executed by the Additional Guarantor (in or substantially in the form set out in Schedule 5 or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction outside England and Wales where that member of the Group is organised or carries on business) pursuant to which such member of the Group agrees to be bound by the provisions of this Trust Deed as fully as if such member of the Group had been named in this Trust Deed as an Initial Guarantor;

(b)

a duly executed accession agreement to the Agency Agreement entered into between the Trustee, the Agents, the Issuer and the relevant Additional Guarantor (in or substantially in the form set out in Schedule 5 to the Agency Agreement or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction outside England and Wales where the relevant Additional Guarantor is organised or carries on business);

(c)

legal opinion(s) from legal advisers acceptable to the Trustee and in a form and with substance reasonably satisfactory to the Trustee as to the capacity, power and authority of the relevant Additional Guarantor and the enforceability under the laws of each relevant jurisdiction of the guarantee to be given by the relevant Additional Guarantor and all other obligations to be assumed by the relevant Additional Guarantor under the documents described in Clauses 7.12(a) and 7.12(b) above; and

(d)

a certificate addressed to the Trustee and signed by two directors of the relevant Additional Guarantor in a form satisfactory to the Trustee certifying that immediately before, at the time of and immediately after the execution of such supplemental trust deed, such relevant entity was, is and will be solvent and that the giving of its guarantee will not breach the terms of any other agreement to which it is party (where such breach would have a material adverse effect on its ability to perform its obligations under this Trust Deed).

7.13

The release of any Guarantor (other than the Parent Guarantor) in accordance with Condition 2.3 will take effect automatically upon the receipt by the Trustee of the notice and relevant certificate signed by an Authorised Signatory of the Parent Guarantor in the form described in and in accordance with the provisions of Condition 2.3. Upon receipt thereof by the Trustee, such Guarantor will automatically and unconditionally be released from its obligations under its guarantee and this Trust Deed without the need for any further act or thing to be done by any party. For the avoidance of doubt, the Parent Guarantor may not be released as a Guarantor pursuant to Condition 2.3, save that nothing in this clause shall prejudice any release or substitution effected in accordance with clause 21.2 or any addition of Additional Guarantors under Condition 2.4. The release of a Guarantor under this Clause 7.12 shall not diminish the obligations and liabilities of the remaining Guarantors.

7.14

All the provisions of this Trust Deed relating to the Guarantors shall apply to each Additional Guarantor and to the guarantee given by an Additional Guarantor in all respects as if the Additional Guarantor had been an original party to this Trust Deed.

7.15

The Issuer and each Guarantor consent to the admission of any member of the Group (other than Wise Australia Party Ltd (“Wise Australia”)) as an Additional Guarantor in accordance with Condition 2.4 and Clause 7.12 and agree that they shall be jointly and severally liable with any Additional Guarantor (unless released in accordance with Condition 2.3 and Clause 7.13 above) by virtue of the admission of the Additional Guarantor as a Guarantor in accordance with the requirements set out in Condition 2.4 and Clause 7.12. Each Guarantor hereby authorises the Issuer to concur in, consent to or agree to any deed admitting any Additional Guarantor as a Guarantor. For the avoidance of doubt, Wise Australia shall not be required to accede as a Guarantor pursuant to Condition 2.4 and Clause 7.12 by virtue only of being a borrower or guarantor under the Revolving Credit Facility, and no breach of the Conditions or this Trust Deed shall arise by reason of its not doing so.

8.	NON-PAYMENT

Proof that as regards any specified Note or Coupon the Issuer or the Guarantors (as the case may be) has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.	PROCEEDINGS, ACTION AND INDEMNIFICATION

9.1

The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) as it may think fit against or in relation to each of the Issuer and the Guarantors to enforce their respective obligations under this Trust Deed or otherwise.

9.2

The Trustee shall not be bound to take any steps, action or proceedings in relation to this Trust Deed (including but not limited to the giving of any certification or notice pursuant to Condition 9 or the taking of any proceedings and/or other steps or action mentioned in subclause 9.1) unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

9.3

Only the Trustee may enforce the provisions of this Trust Deed. No Noteholder or Couponholder shall be entitled to (i) take any steps or action against the Issuer or the Guarantors to enforce the performance of any of the provisions of this Trust Deed or (ii) take any other proceedings (including lodging an appeal in any proceedings) in respect of or concerning the Issuer or the Guarantors, in each case unless the Trustee, having become bound so to take any such action, steps or proceedings, fails or is unable so to do within a reasonable period and the failure or inability shall be continuing.

10.	APPLICATION OF MONEYS

All moneys received by the Trustee under this Trust Deed shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under this Trust Deed to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to clause 12):

First in payment or satisfaction of all Liabilities then due and unpaid incurred by or payable to the Trustee (including remuneration and other amounts payable to it under this Trust Deed) or any Appointee in carrying out its functions under this Trust Deed;

Secondly in or towards retention of an amount which the Trustee considers necessary to pay any amounts that may thereafter become due to be paid under this Trust Deed to it or any Appointee, to the extent it considers that moneys received by it thereafter under this Trust Deed may be insufficient and/or may not be received in time to pay such amounts;

Thirdly in payment of all Liabilities incurred by or payable to the Agents (including remuneration and other amounts payable to them under the Agency Agreement) in carrying out their functions under the Agency Agreement;

Fourthly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

Fifthly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

Sixthly in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantors and any other person).

Without prejudice to this clause, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 8, the Trustee will hold such moneys on the above trusts.

11.	NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 14 of the day fixed for any payment to them under clause 10. Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.

12.	INVESTMENT BY TRUSTEE

12.1

The Trustee may at its discretion and pending payment deposit moneys at any time available for the payment of principal and interest on the Notes in some or one of the deposits hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such deposits and to accumulate such deposits and the resulting interest and other income derived therefrom. The accumulated deposits shall be applied under clause 10. All interest and other income deriving from such deposits shall be applied first in payment or satisfaction of all amounts then due and unpaid under clause 10 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders of such Series or the holders of the related Coupons, as the case may be.

12.2

Moneys held by the Trustee may at its election be placed on deposit into an account bearing a market rate interest (and for the avoidance of doubt, the Trustee shall not be required to obtain best rates, be responsible for any loss occasioned by such deposit or exercise any other form of investment discretion with respect to such deposits) in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit in light of the cash needs of the transaction and not for purposes of generating income. If such moneys are placed on deposit with a bank or financial institution which is a subsidiary, holding company, affiliate or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on a deposit to an independent customer.

12.3

The Trustee may at its discretion accumulate such moneys until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose amount to at least 10 per cent of the principal amount of the Notes then outstanding and then such accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as set out above. For the avoidance of doubt, the Trustee shall in no circumstances, have any discretion to invest any moneys referred to in this clause 12.3 in any investments or other assets.

13.	PARTIAL PAYMENTS

Upon any payment under clause 10 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	COVENANTS BY THE ISSUER AND THE GUARANTORS

So long as any of the Notes remains outstanding (or, in the case of paragraphs (h), (i), (l), (m), (n) and (p), so long as any of the Notes or Coupons remains liable to prescription) each of the Issuer and the Guarantors severally covenants with the Trustee that it shall:

(a)	at all times carry on and conduct its business and procure its Subsidiaries to carry on and conduct their respective businesses in the normal and ordinary course;

(b)

give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the Issuer or any Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to clause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law;

(c)

cause to be prepared and certified by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

(d)

at all times keep and procure its Subsidiaries to keep proper books of account and at any time after an Event of Default has occurred or if the Trustee reasonably believes that an Event of Default may have occurred or may be about to occur, allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee (to whom the Issuer, the Guarantors or the relevant Subsidiary (as the case may be) shall have no reasonable objection) free access to such books of account at reasonable times during normal business hours;

(e)

in respect of the Parent Guarantor only, send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Parent Guarantor) an electronic copy (or a hyperlink to an electronic copy) in English of every balance sheet, profit and loss account or report, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof and in any event, in respect of annual financial statements of the Group, no later than 180 days after the end of the relevant financial year of the Group (as the case may be);

(f)

promptly, upon becoming aware, give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 3.1 or of the occurrence of any Event of Default or Potential Event of Default or Change of Control Put Event;

(g)

give to the Trustee (i) within seven days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of the Parent Guarantor’s audited accounts in respect of each financial period commencing with the financial period ended 31 March 2026 and in any event not later than 180 days after the end of each such financial period a certificate in or substantially in the form set out in Schedule 4 signed by an Authorised Signatory of the Parent Guarantor to the effect that, as at a date not more than seven days before delivering such certificate (the certification date), having made reasonable enquiries, to the best of the Issuer’s (or Parent Guarantor’s, as applicable) knowledge, information and belief of the Authorised Signatory there did not exist and had not existed since the certification date of the previous certificate (or, in the case of the first such certificate, the date hereof) any Event of Default, Potential Event of Default or Change of Control Put Event (or if such exists or existed or had happened specifying the same) and that during the period from and including the certification date of the last such certificate (or, in the case of the first such certificate, the date hereof) to and including the certification date of such certificate that each of the Issuer and the Guarantors has complied with all of its respective obligations contained in this Trust Deed or (if such is not the case) specifying in which respects they have not complied. Such certificates shall be accompanied in each case with an up-to-date list of the Authorised Signatories of the Parent Guarantor and each of their specimen signatures and each of their specimen signatures. The Trustee shall be entitled to rely conclusively upon such certificates and such list and shall not be liable to any person by reason thereof;

(h)

at all times execute all such further documents and carry out all such further acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to this Trust Deed;

(i)

at all times maintain a Principal Paying Agent and other Paying Agents and (whilst any Registered Notes are outstanding) a Registrar and (whilst any Registered Notes are outstanding) a Transfer Agent in accordance with the Conditions;

(j)

notify or procure the Principal Paying Agent to notify the Trustee promptly in the event that the Principal Paying Agent does not, on or before the due date for any payment in respect of the Notes or any of them or any of the relative Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(k)

in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 14 that such payment has been made;

(l)

give notice to the Noteholders in accordance with Condition 14 of any appointment, resignation or removal of any Principal Paying Agent, Calculation Agent, Registrar, Transfer Agent or other Paying Agent (other than the appointment of the initial Principal Paying Agent, Calculation Agent, Registrar, Transfer Agent and other Paying Agents) after having obtained the prior written approval (where required) of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Calculation Agent or so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Principal Paying Agent or Calculation Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(m)

send to the Trustee, not less than 14 days prior to the date on which any such notice is to be given, the form of every notice to be given to the Noteholders in accordance with Condition 14 and obtain the prior written approval of the Trustee (such approval not to be unreasonably withheld or delayed) to, and promptly give to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the FSMA of a communication within the meaning of Section 21 of the FSMA);

(n)

comply with and perform all its obligations under the Agency Agreement and use its reasonable endeavours to procure that the Principal Paying Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to clause 2.3(a) and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee;

(o)

in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by an Authorised Signatory of the Issuer or an Authorised Signatory of the Guarantors setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(i)

up to and including the date of such certificate have been purchased by the Issuer or the Guarantors, any holding company of the Issuer or the Guarantors or any other Subsidiary or such holding company and cancelled; and

(ii)

are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, the Guarantors, any Subsidiary of the Issuer and/or the Guarantors, any holding company of the Issuer or the Guarantors or any other Subsidiary of such holding company;

(p)	procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 6;

(q)

procure that each of the Paying Agents makes available for inspection by Noteholders and Couponholders (i) electronically; and (ii) by appointment at its specified office (or by e-mail, upon satisfactory proof of holding) copies of this Trust Deed, the Agency Agreement;

(r)	upon due surrender in accordance with the Conditions, pay the face value of all Coupons appertaining to all Notes purchased by the Issuer, the Guarantors or any Subsidiary of the Issuer or Guarantors;

(s)

prior to making any modification or amendment or supplement to this Trust Deed, procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(t)	give notice to the Trustee of the proposed redemption of the Notes at least five London Business Days prior to the giving of any notice of redemption in respect of such Notes pursuant to Condition 14;

(u)

the Issuer shall, within ten London Business Days of a written request by the Trustee, supply to the Trustee such forms, documentation and other information relating to it, its operations, or the Notes as the Trustee reasonably requests for the purposes of the Trustee’s compliance with Applicable Law and shall notify the Trustee reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by the Issuer is (or becomes) inaccurate in any material respect; provided, however, the Issuer shall not be required to provide any forms, documentation or other information pursuant to this clause to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to the Issuer and cannot be obtained by the Issuer using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the issuer constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For purposes of this paragraph (u), Applicable Law shall be deemed to include (i) any rule or practice of any Authority by which any party to this Trust Deed is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party to this Trust Deed that is customarily entered into by institutions of a similar nature.

15.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1

The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed in writing between the Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or, as the case may be, the Trustee PROVIDED THAT if upon due presentation of any Note or Coupon the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

15.2

In the event of the occurrence of an Event of Default, a Potential Event of Default or a Change of Control Put Event, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration, which may be calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee considers it expedient or necessary or is requested by the Issuer or the Guarantors to undertake duties which the Trustee and the Issuer or, as the case may be, the Guarantors agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time).

15.3

The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax properly chargeable thereon (to the extent that the Trustee or another member of its group is required to account to any tax authority for that value added tax) in respect of its remuneration under this Trust Deed, subject to the receipt by the Issuer of a valid value added tax invoice. Where the Issuer has made an increased payment pursuant to this clause 15.3 and the Trustee (or a member of its group) is entitled to and has obtained or utilised a tax credit or refund of tax in respect of the related increased tax payment, then the Trustee shall pay an amount to the Issuer which the Trustee determines (acting reasonably) will leave it (after the payment) in the same after-tax position as it would have been had the increased payment not been required to be made by the Issuer.

15.4	In the event of the Trustee and the Issuer failing to agree:

(a)	(in a case to which subclause 15.1 above applies) upon the amount of the remuneration; or

(b)

(in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by a financial institution or person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such financial institution or person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee and the Issuer.

15.5

Without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantors shall jointly and severally indemnify the Trustee and every Appointee and keep it indemnified against all properly incurred Liabilities to which it or he may be or become subject or which may be incurred by it in the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions under this Trust Deed or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to this Trust Deed or any such appointment (including all Liabilities incurred in disputing or defending any of the foregoing), provided that this indemnity shall not extend to any Liabilities to the extent resulting from the gross negligence, wilful default or fraud of the Trustee or any Appointee.

15.6

The Issuer (failing whom, the Guarantors) shall also pay or discharge all properly incurred Liabilities incurred by the Trustee or any Appointee of the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner relating to, this Trust Deed, including (for the avoidance of doubt) but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other similar taxes or duties paid or payable by the Trustee in connection with any action properly taken or contemplated by or on behalf of the Trustee for enforcing this Trust Deed.

15.7

All amounts payable pursuant to subclauses 15.5 and 15.6 shall be payable by the Issuer or, as the case may be, the Guarantors on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the Bank of England base rate (on the date on which payment was made by the Trustee) from the date specified and in all other cases shall (if not paid within 30 days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such thirtieth day of such other date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.8

The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this clause shall be made without set-off or counterclaim or any deduction or withholding for or on account of tax unless compelled by law. In the event of any deduction or withholding for or on account of tax compelled by law, the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this clause in the absence of any such deduction or withholding for or on account of tax.

15.9

Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this clause 15 shall continue in full force and effect notwithstanding such discharge and whether or not the Trustee is the then trustee of this Trust Deed.

15.10

The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under this Trust Deed have been incurred or to allocate any such Liabilities between the Notes of any Series.

15.11

The Trustee shall not be entitled to recover any amounts under this clause 15 to the extent that it has already recovered such amounts under clause 4 in respect of the same stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties thereon.

16.	SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)

The Trustee may in relation to this Trust Deed act and rely on the advice, certificate or opinion, report of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant (including any auditor), surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantors, the Trustee or otherwise whether or not addressed to the Trustee and whether or not the advice or opinion, report of or any information or any engagement letter or other related document contains a monetary cap or other limit of liability or limits the scope and/or basis of such advice or opinion, report of or any information and shall not be responsible for any Liability that may be occasioned by so acting or relying.

(b)

Any such advice, opinion, report or information may be sent or obtained by letter, facsimile transmission or e-mail and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, facsimile transmission or e-mail although the same shall contain some error or shall not be authentic.

(c)

If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, the Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any one Authorised Signatory of the Issuer and/or any one Authorised Signatory of the Guarantors and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)

The Trustee shall be at liberty to hold this Trust Deed and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)

The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(f)

The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in this Trust Deed or to take any steps to ascertain whether any Event of Default, Potential Event of Default, or Change of Control Put Event has occurred and, until it shall have actual knowledge or express written notice pursuant to this Trust Deed to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default, or Change of Control Put Event has occurred and that each of the Issuer and the Guarantors is observing and performing all its obligations under this Trust Deed.

(g)

Save as expressly otherwise provided in this Trust Deed, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under this Trust Deed (the exercise or non-exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Noteholders or otherwise under any provision of this Trust Deed or to take at such request or direction or otherwise any other action under any provision of this Trust Deed, without prejudice to the generality of subclause 9.2, unless it shall first be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing and the Trustee shall incur no liability for refraining to act in such circumstances and may do so without having regard to the effect of such action on individual Holders or Couponholders.

(h)

The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made or any Extraordinary Resolution passed by way of electronic consents received through the relevant Clearing System(s) in accordance with this Trust Deed or any direction or request of the holders of the Notes of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or (in the case of a direction or request) it was not signed by the requisite number of Noteholders or (in the case of an Extraordinary Resolution passed by electronic consents received through the relevant Clearing System(s)) it was not approved by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such Noteholders and Couponholders.

(i)

The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)	Any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively.

(k)

The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, the Guarantors or any other person in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(l)

Where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer or the Guarantors as relevant and any rate, method and date so agreed shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders.

(m)

The Trustee may certify that any of the conditions, events and acts set out in paragraphs (b) to (d) (other than the winding up or dissolution of the Issuer or the Guarantors) and (e) to (g) (both inclusive) of Condition 9.1 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of this Trust Deed be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantors, the Noteholders and the Couponholders.

(n)

The Trustee as between itself and the Noteholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and the Couponholders.

(o)

In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7.

(p)

Any trustee of this Trust Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by them or their firm in connection with the trusts of this Trust Deed and also their proper charges in addition to disbursements for all other work and business done and all time spent by them or their firm in connection with matters arising in connection with this Trust Deed.

(q)

The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of its trusts, powers, authorities and discretions under this Trust Deed. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that the Trustee shall have exercised reasonable skill and care in the appointment of any such delegate, the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any act, omission, misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall, to the extent permitted by law, within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer and the Guarantors.

(r)

The Trustee may in the conduct of the trusts of this Trust Deed instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with this Trust Deed (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable skill and care in the appointment of any such agent, the Trustee shall not be in any way responsible for any Liability incurred by reason of any act, omission, misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(s)

The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by this Trust Deed as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trusts constituted by this Trust Deed and, provided that the Trustee shall have exercised reasonable skill and care in the appointment of any such custodian or nominee, the Trustee shall not be responsible for any Liability incurred by reason of the act, misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(t)

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto.

(u)

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(v)

Subject to the requirements, if any, of the relevant Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under this Trust Deed without executing or filing any paper or document or any further act on the part of the parties thereto.

(w)

The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not satisfied that it will be indemnified and/or secured against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it considers (without prejudice to any further demand) shall be sufficient so to indemnify and/or secure it.

(x)

No provision of this Trust Deed shall require the Trustee to do anything which may (i) be illegal or contrary to any applicable law or regulation of any jurisdiction or any applicable directive or regulation of any agency of any state (including, without limitation, Section 619 of the Dodd-Frank Wall Street Report and Consumer Protection Act) or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; or (ii) may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Report and Consumer Protection Act and any regulations promulgated thereunder; or (iii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers, authorities, duties or discretions (including obtaining any advice which it might otherwise have thought appropriate or desirable to obtain), if it shall have grounds to believe that repayment of such funds or adequate indemnity and/or security and/or pre-funding against such risk or Liability is not reasonably assured to it.

(y)

Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to clause 14(o)) that no Notes are held by, for the benefit of, or on behalf of, the Issuer, the Guarantors, any Subsidiary of the Issuer and/or the Guarantors, any holding company of the Issuer and/or the Guarantors or any other Subsidiary of such holding company.

(z)

The Trustee shall have no responsibility whatsoever to the Issuer, the Guarantors, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(aa)

Any certificate, advice, opinion or report of the Auditors of the Guarantors or any other expert or professional adviser called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate, advice, opinion or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors of the Guarantors or such other expert or professional adviser in respect thereof and notwithstanding that the scope and/or basis of such certificate, advice, opinion or report may be limited by any engagement or similar letter or by the terms of the certificate, advice, opinion or report itself. The Trustee will not be responsible to anyone for any liability occasioned by so acting.

(bb)

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

(cc)

The Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this Trust Deed.

(dd)

The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the nominal amount of Notes represented by a NGN. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(ee)

The Trustee shall not incur any liability to the Issuer, Noteholders or any other person in connection with any approval given by it pursuant to clause 14(m) to any notice to be given to Noteholders by the Issuer; the Trustee shall not be deemed to have represented, warranted, verified or confirmed that the contents of any such notice are true, accurate or complete in any respects or that it may be lawfully issued or received in any jurisdiction.

(ff)

The Trustee shall be entitled to request and rely without liability upon any information, confirmations, affirmations or reports provided or issued by any Rating Agency whether or not addressed to the Trustee, whether provided or issued privately or publicly and the Trustee shall have no responsibility whatsoever to the Issuer, any Noteholder or any other person for the maintenance of or failure to maintain any rating of the Notes by any Rating Agency.

(gg)

The Trustee shall not be responsible for monitoring whether any notices to Noteholders are given in compliance with the requirements of the relevant Stock Exchange or with any other legal or regulatory requirements.

(hh)	The Trustee shall not be liable for any error of judgement made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

(ii)

Notwithstanding anything in this Trust Deed or any other agreement to the contrary, the Trustee shall not do, or be authorised or required to do anything which might constitute a regulated activity for the purpose of FSMA unless it is authorised under FSMA to do so. The Trustee shall have the discretion at any time:

(i)	to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licences: and

(ii)	to apply for authorisation under FSMA and perform any or all such functions itself if in its absolute discretion it considers it necessary, desirable or appropriate to do so.

(jj)

Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority or Prudential Regulation Authority).

(kk)	Notwithstanding any other provision of this Trust Deed, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any tax, if and only to the extent so required by Applicable Law, in which event the Trustee shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Authority for such amount.

17.	TRUSTEE’S LIABILITY

17.1

Subject to Sections 750 and 751 of the Companies Act 2006, if applicable, nothing in this Trust Deed shall exempt the Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any gross negligence, wilful default or fraud of which it may be guilty in relation to its duties under this Trust Deed where the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it any, trusts, powers, authorities or discretions.

17.2

Subject to Sections 750 and 751 of the Companies Act 2006, if applicable and notwithstanding anything to the contrary in this Trust Deed and any related agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed and any related agreement, save in relation to its own gross negligence, wilful default or fraud having regard to the provisions of this Trust Deed and any related agreement conferring on it any, trusts, powers, authorities or discretions.

17.3

Any liability of the Trustee arising under this Trust Deed and any related agreement shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into this Trust Deed, or at the time of accepting any relevant instructions, which increase the amount of the loss. Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever or any lost profits, business, goodwill, reputation or opportunity, whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, regardless as to whether the claim is brought in negligence, breach of contract, breach of duty or otherwise.

18.	TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTORS

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under this Trust Deed shall by reason of its or his fiduciary position be in any way precluded from:

(a)

entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantors or any person or body corporate associated with the Issuer or the Guarantors (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer, the Guarantors or any person or body corporate associated as aforesaid); or

(b)

accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantors or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantors or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to this Trust Deed.

19.	WAIVER, AUTHORISATION, DETERMINATION AND MODIFICATION

19.1	Waiver, Authorisation and Determination

The Trustee may agree without the consent or sanction of the Noteholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby to waive or authorise any breach or proposed breach by the Issuer or the Guarantors of any of the covenants or provisions contained in this Trust Deed or the Agency Agreement or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

19.2	Modification

The Trustee may without the consent or sanction of the Noteholders or the Couponholders at any time and from time to time concur with the Issuer and the Guarantors in making any modification to this Trust Deed or the Agency Agreement (a) which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification is not materially prejudicial to the interests of the Noteholders or (b) if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine. Any such modification shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

Additionally, the Issuer may, subject to Condition 4.2(f), vary or amend this Trust Deed, the Conditions and/or the Agency Agreement to give effect to certain amendments without any requirement for the consent or approval of Noteholders or the relevant Notes or Coupons, as described in Condition 4.2(f) and the Trustee shall agree to such variations or amendments on the basis set out in Condition 4.2(f).

19.3	Breach

Any breach of or failure to comply by the Issuer and/or the Guarantors with any such terms and conditions as are referred to in subclauses 19.1 and 19.2 shall constitute a default by the Issuer and/or the Guarantors (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to this Trust Deed.

20.	COUPONHOLDERS

20.1	Holder of Definitive Note assumed to be Couponholder

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Definitive Note of which he is the holder.

20.2	No Notice to Couponholders

Neither the Trustee nor the Issuer nor the Guarantors shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with Condition 14.

21.	SUBSTITUTION

21.1	Substitution of the Issuer

The Trustee may, without the consent of the Noteholders or Couponholders, at any time agree with the Issuer and the Guarantors to the substitution in place of the Issuer (or of any previous substitute under this clause) as the principal debtor under this Trust Deed of the Guarantors or any other Subsidiary of the Parent Guarantor (such substituted company being hereinafter called the New Company) provided that:

(a)

a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of this Trust Deed with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in this Trust Deed as the principal debtor in place of the Issuer (or of the previous substitute under this clause).

(b)

the outgoing Issuer shall (subject to Condition 2) unconditionally and irrevocably guarantee the Notes jointly and severally with the other Guarantors and all amounts payable under this Trust Deed with effect from the date of the relevant substitution only if, on such date, it is a borrower under, or a guarantor of, the Revolving Credit Facility (and, for the avoidance of doubt, shall not be so required if it is not).

The following further conditions shall apply to clause 21.1 above:

(a)	this clause 21.1 is subject to Condition 2 such that (notwithstanding any other provision of this clause 21.1) the operation of Condition 2.3 following any substitution shall apply mutatis mutandis;

(b)	the Issuer, the Guarantors and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(c)

without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (d), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(d)

if an Authorised Signatory of the New Company (or other officer acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this clause as applicable.

Any such trust deed or undertaking under this clause shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under this Trust Deed. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in this Trust Deed as the principal debtor in place of the Issuer (or in place of the previous substitute under this clause) under this Trust Deed and this Trust Deed shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in this Trust Deed to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

21.2	Substitution of the Parent Guarantor

The Trustee may, without the consent of the Noteholders or Couponholders, at any time agree with the Issuer and the Guarantors to the substitution in place of the Parent Guarantor (or of any previous substitute under this clause) as a Guarantor under this Trust Deed of the Parent Guarantor’s successor in business or Excluded Entity (such substituted company being hereinafter called the New Parent Guarantor) provided that:

(a)

a trust deed is executed or some other form of undertaking is given by the New Parent Guarantor in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of this Trust Deed with any consequential amendments which the Trustee may deem appropriate as fully as if the New Parent Guarantor had been named in this Trust Deed as a Guarantor in place of the Parent Guarantor (or of the previous substitute under this clause).

(b)

the New Parent Guarantor shall (subject to Condition 2) unconditionally and irrevocably guarantee the Notes jointly and severally with the other Guarantors and all amounts payable under this Trust Deed with effect from the date of such substitution; and

(c)

an Authorised Signatory of the New Parent Guarantor (or other officer acceptable to the Trustee) certifies that the New Parent Guarantor is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely).

This clause 21.2 is subject to Condition 2 such that (i) notwithstanding any other provision of this clause 21.2) the operation of Condition 2.3 following any substitution shall apply mutatis mutandis, and (ii) the outgoing Parent Guarantor shall (subject to the subsequent operation of Condition 2.3) unconditionally and irrevocably guarantee the Notes jointly and severally with the other Guarantors with effect from the date of the relevant substitution only if, on such date, it is a borrower under, or a guarantor of, the Revolving Credit Facility (and, for the avoidance of doubt, shall not be so required if it is not).

Any such trust deed or undertaking under this clause shall, if so expressed, operate to release the Parent Guarantor or the previous substitute as aforesaid from all of its obligations as a Guarantor under this Trust Deed. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Parent Guarantor shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Parent Guarantor shall be deemed to be named in this Trust Deed as a Guarantor in place of the Parent Guarantor (or in place of the previous substitute under this clause) under this Trust Deed and this Trust Deed shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in this Trust Deed to the Parent Guarantor shall, unless the context otherwise requires, be deemed to be or include references to the New Parent Guarantor.

22.	CURRENCY INDEMNITY

Each of the Issuer and the Guarantors shall jointly and severally indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)

any Liability incurred by any of them arising from the non-payment by the Issuer and/or the Guarantors of any amount due to the Trustee or the Noteholders and the Couponholders under this Trust Deed by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantors; and

(b)

any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Trust Deed (other than this clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantors, and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantors separate and independent from their obligations under the other provisions of this Trust Deed and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantors, for a liquidated sum or sums in respect of amounts due under this Trust Deed (other than this clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer, the Guarantors or its or their liquidator or liquidators.

23.	NEW AND ADDITIONAL TRUSTEES

23.1	New Trustees

The power to appoint a new trustee of this Trust Deed shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of this Trust Deed but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of this Trust Deed the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by this Trust Deed provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of this Trust Deed shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent and the Noteholders.

23.2	Separate and Co-Trustees

Notwithstanding the provisions of subclause 23.1 above, the Trustee may, upon giving prior notice to the Issuer and the Guarantors (but without the consent of the Issuer, the Guarantors, the Noteholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)

for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Trust Deed against the Issuer and/or the Guarantors.

Each of the Issuer and the Guarantors irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as Liabilities incurred by the Trustee.

24.	TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of this Trust Deed may retire at any time on giving not less than three months’ prior written notice to the Issuer and the Guarantors without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of this Trust Deed. The Issuer and the Guarantors each undertakes that in the event of the only trustee of this Trust Deed which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under subclause 23.2) giving notice under this clause or being removed by Extraordinary Resolution it will use its reasonable endeavours to procure that a new trustee of this Trust Deed being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of this Trust Deed.

25.	TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by this Trust Deed shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

26.	NOTICES

Any notice or demand to the Issuer, the Guarantors or the Trustee to be given, made or served for any purposes under this Trust Deed shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or e-mail or by delivering it by hand as follows:

To the Issuer:	Wise Financing plc
1st Floor Worship Square
65 Clifton Street
London EC2A 4JE
United Kingdom

(Attention: The Directors)

E-mail: [intentionally omitted]

To the Parent Guarantor:	Wise PLC
1st Floor Worship Square
65 Clifton Street
London EC2A 4JE
United Kingdom,

(Attention: The Directors)

E-mail: [intentionally omitted]

To the other Initial Guarantors:	Wise Europe SA
Rue du Trône 100/Lvl 3
Ixelles
1050 Brussels
Belgium

(Attention: The Directors)

E-mail: [intentionally omitted]

Wise Financial Holdings Ltd
1st Floor Worship Square
65 Clifton Street
London EC2A 4JE
United Kingdom

(Attention: The Directors)

E-mail: [intentionally omitted]

Wise Payments Limited
1st Floor Worship Square
65 Clifton Street
London EC2A 4JE
United Kingdom

(Attention: The Directors)

E-mail: [intentionally omitted]

Wise US Inc.
108 West 13th Street
New Castle County
Wilmington
Delaware
19801

(Attention: The Directors)

E-mail: [intentionally omitted]

to the Trustee:	Citicorp Trustee Company Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom

(Attention: Agency & Trust)

E-mail: [intentionally omitted]

or to such other address or e-mail address as shall have been notified (in accordance with this clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by e-mail as aforesaid shall be deemed to have been given, made or served at the time when sent, subject to no delivery failure notification being received by the sender within 24 hours of the time of sending.

27.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

28.	GOVERNING LAW

This Trust Deed and any non-contractual obligations arising out of or in connection with this Trust Deed are governed by, and shall be construed in accordance with, English law.

29.	SUBMISSION TO JURISDICTION

29.1

Subject to subclause 29.3 below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Trust Deed, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with this Trust Deed (a Dispute) and each party submits to the exclusive jurisdiction of the English courts.

29.2	For the purpose of this clause, the Issuer and each Guarantor each waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

29.3

Nothing contained in this clause shall limit any right to (i) take proceedings in any other court with jurisdiction provided that court would be competent to hear the Dispute pursuant to Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast), or the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters; and (ii) concurrent proceedings in any number of jurisdictions identified in this subclause 29.3 that are competent to hear those proceedings.

29.4

Each of the Guarantors incorporated outside England irrevocably appoints the Issuer as its agent for service of process in any proceedings before the English courts in relation to any Dispute, and agrees that, in the event of the Issuer being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. Each relevant Guarantor agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause 29 shall affect the right to serve process in any other manner permitted by law.

29.5

Without prejudice to subclause 29.2, each Guarantor waives any right it may have to a jury trial or any claim or cause of action in connection with this Trust Deed or any transaction contemplated by this Trust Deed, to the extent permitted by applicable law. This Trust Deed may be filed as a written consent to a bench trial.

30.	COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantors and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Applicable Pricing Supplement” for a description of the content of Pricing Supplement which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by Wise Financing plc (the Issuer) constituted by a Trust Deed dated 13 November 2025 made between the Issuer, Wise plc (subject to Condition 15.2, the Parent Guarantor), Wise Payments Limited, Wise Europe SA, Wise US Inc. and Wise Financial Holdings Ltd (each of the Parent Guarantor, Wise Payments Limited, Wise Europe SA, Wise US Inc. and Wise Financial Holdings Ltd, an Initial Guarantor and together, the Initial Guarantors) and Citicorp Trustee Company Limited (the Trustee, which expression shall include any successor(s)) as trustee) (such Trust Deed as may be modified and/or supplemented and/or restated from time to time, the Trust Deed).

References herein to the Notes shall be references to the Notes of this Series and shall mean:

(a)	in relation to any Notes represented by a global Note (a Global Note), units of each Specified Denomination in the Specified Currency;

(b)	any Global Note;

(c)	any definitive Notes in bearer form (Bearer Notes) issued in exchange for a Global Note in bearer form; and

(d)	any definitive Notes in registered form (Registered Notes) (whether or not issued in exchange for a Global Note in registered form).

The Notes and the Coupons (as defined below) have the benefit of an Agency Agreement (such Agency Agreement as modified and/or supplemented and/or restated from time to time, the Agency Agreement) dated 13 November 2025 and made between the Issuer, the Guarantors, the Trustee, Citibank, N.A., London Branch as principal paying agent (the Principal Paying Agent, which expression shall include any successor principal paying agent) and the other paying agents named therein (together with the Principal Paying Agent, the Paying Agents, which expression shall include any additional or successor paying agents) and registrar (the Registrar, which expression shall include any additional or successor registrar) and a transfer agent and the other transfer agents named therein (together with the Registrar, the Transfer Agents, which expression shall include any additional or successor transfer agents). The Principal Paying Agent, the Calculation Agent (if any is specified in the applicable Pricing Supplement), the Registrar, the Paying Agents and other Transfer Agents are together referred to as the Agents.

The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Pricing Supplement attached to or endorsed on this Note which supplement these Terms and Conditions (the Conditions) and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the Conditions, replace or modify the Conditions for the purposes of this Note. References to the applicable Pricing Supplement are, unless otherwise stated, to Part A of the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

Interest bearing definitive Bearer Notes have interest coupons (Coupons) and, in the case of Bearer Notes which, when issued in definitive form, have more than 27 interest payments remaining, talons for further Coupons (Talons) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Registered Notes and Global Notes do not have Coupons or Talons attached on issue.

The Trustee acts for the benefit of the holders of the Notes (the Noteholders, which expression shall mean (in the case of Bearer Notes) the holders of the Notes and (in the case of Registered Notes) the persons in whose name the Notes are registered and shall, in relation to any Notes represented by a Global Note, be construed as provided below) and the holders of the Coupons (the Couponholders, which expression shall, unless the context otherwise requires, include the holders of the Talons), all in accordance with the provisions of the Trust Deed.

As used herein, Tranche means Notes which are identical in all respects (including as to listing and admission to trading) and Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which (i) are expressed to be consolidated and form a single series and (ii) have the same terms and conditions or terms and conditions which are the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue.

Copies of the Trust Deed and the Agency Agreement are available by appointment for inspection during normal business hours at the principal office for the time being of the Trustee, being at 13 November 2025 at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB and at the specified office of each of the Paying Agents and copies may, at the Trustee’s or the relevant Paying Agent’s option, be sent by email. The applicable Pricing Supplement will only be obtainable by a Noteholder holding one or more Notes and such Noteholder must produce evidence satisfactory to the Issuer, the Trustee and the relevant Paying Agent as to its holding of such Notes and identity. The Noteholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed (including the Guarantee (as defined below)), the Agency Agreement and the applicable Pricing Supplement which are applicable to them. The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of any inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed will prevail and, in the event of any inconsistency between the Agency Agreement or the Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

In these Conditions:

(i)	euro means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended; and

(ii)

Guarantor means an Initial Guarantor, an Additional Guarantor or an entity which guarantees the Notes pursuant to Condition 15.2 unless (in each case) it has ceased to be a guarantor in respect of the Notes in accordance with these Conditions (together, the Guarantors).

1. FORM, DENOMINATION, TITLE AND TRANSFER

1.1 Form, denomination and title

The Notes are in bearer form or in registered form, as specified in the applicable Pricing Supplement and, in the case of definitive Notes, serially numbered, in the currency (the Specified Currency) and the denominations (the Specified Denomination(s)) specified in the applicable Pricing Supplement. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination and Bearer Notes may not be exchanged for Registered Notes and vice versa.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

Definitive Bearer Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Conditions are not applicable.

Subject as set out below, title to the Bearer Notes and Coupons will pass by delivery and title to the Registered Notes will pass upon registration of transfers in accordance with the provisions of the Agency Agreement. The Issuer, the Guarantors, the Trustee and any Agent will (except as otherwise required by law) deem and treat the bearer of any Bearer Note or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Clearstream Banking S.A. (Clearstream, Luxembourg) and/or Euroclear Bank SA/NV (Euroclear) each person (other than Clearstream, Luxembourg or Euroclear) who is for the time being shown in the records of Clearstream, Luxembourg or of Euroclear as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Clearstream, Luxembourg or Euroclear as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantors, the Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note or the registered holder of the relevant Registered Global Note shall be treated by the Issuer, the Guarantors, the Trustee and the Agents as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly.

In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest or proven error, be conclusive and binding on all concerned.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Clearstream, Luxembourg and/or Euroclear, as the case may be. References to Clearstream, Luxembourg and/or Euroclear shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in Part B of the applicable Pricing Supplement.

1.2	Transfers of Registered Notes

Transfers of beneficial interests in Registered Global Notes will be effected by Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of transferors and transferees of such interests. A beneficial interest in a Registered Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Notes in definitive form or for a beneficial interest in another Registered Global Note of the same series only in the authorised denominations set out in the applicable Pricing Supplement and only in accordance with the rules and operating procedures for the time being of Euroclear, Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Trust Deed and the Agency Agreement.

1.3	Transfers of Registered Notes in definitive form

Subject as provided in Condition 1.4 below, upon the terms and subject to the conditions set forth in the Trust Deed and the Agency Agreement, a Registered Note in definitive form may be transferred in whole or in part (in the authorised denominations set out in the applicable Pricing Supplement). In order to effect any such transfer (a) the holder or holders must (i) surrender the Registered Note for registration of the transfer of the Registered Note (or the relevant part of the Registered Note) at the specified office of any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or their attorney or attorneys duly authorised in writing and (ii) complete and deposit such other certifications as may be required by the relevant Transfer Agent and (b) the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the Issuer, the Trustee and the Registrar may from time to time prescribe (the initial such regulations being set out in Schedule 4 to the Agency Agreement). Subject as provided above, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail, to such address as the transferee may request, a new Registered Note in definitive form of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Registered Note in definitive form, a new Registered Note in definitive form in respect of the balance of the Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent to the transferor.

1.4	Registration of transfer upon partial redemption

In the event of a partial redemption of Notes under Condition 6, the Issuer shall not be required to register the transfer of any Registered Note, or part of a Registered Note, called for partial redemption.

1.5	Costs of registration

Noteholders will not be required to bear the costs and expenses of effecting any registration or transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration or transfer.

2.	STATUS OF THE NOTES AND THE GUARANTEE

2.1	Status of the Notes

The Notes and any relative Coupons are direct, unconditional and (subject to the provisions of Condition 3 (Negative Pledge) unsecured obligations of the Issuer and (subject as provided above) rank and will rank at least pari passu, without any preference among themselves and with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, save for obligations mandatorily preferred by laws of general application to companies and only to the extent permitted by applicable laws relating to creditors’ rights.

2.2	Guarantee and status of the Guarantee

The payment of the principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been (subject to Condition 2.3) unconditionally and irrevocably guaranteed jointly and severally by each of the Guarantors in the Trust Deed (the Guarantee).

The obligations of each Guarantor under the Guarantee constitute (subject to Condition 2.3) direct, unconditional and (subject to the provisions of Condition 3 (Negative Pledge)) unsecured obligations of each Guarantor and (subject as provided above) rank and will rank at least pari passu with all other outstanding unsecured and unsubordinated obligations of the relevant Guarantor, present and future, save for obligations mandatorily preferred by laws of general application to companies and only to the extent permitted by applicable laws relating to creditors’ rights.

The total liability of the Belgian Guarantor under the Guarantee shall at all times be limited to an amount equal to 90 per cent. of the net assets (as defined in Article 7:212 of the Belgian Code of Companies and Associations) of the Belgian Guarantor calculated on the basis of the latest available audited annual financial statements of the Belgian Guarantor as at the Issue Date of the first Tranche of Notes.

2.3	Release of a Guarantor

(a)

Under the terms of the Guarantee, a Guarantor (other than the Parent Guarantor) will, upon receipt by the Trustee of the notice and certificate referred to below, be automatically released from its obligations under the Guarantee and shall cease to be a Guarantor for the purposes of the Trust Deed in the event that such Guarantor is neither a borrower nor a guarantor under the Revolving Credit Facility.

(b)

The Issuer shall promptly notify the Trustee and the Noteholders in accordance with Condition 14 (Notices) upon the occurrence of the circumstances in Condition 2.3(a) above and shall provide the Trustee with a certificate signed by an Authorised Signatory (as defined in the Trust Deed) of the Parent Guarantor certifying: (i) that the relevant Guarantor is neither a borrower nor a guarantor under the Revolving Credit Facility; (ii) that no Event of Default has occurred and is continuing or will result from the release of that Guarantor under the Trust Deed; and (iii) that as at such date (A) no amounts under the Revolving Credit Facility are due and payable but unpaid and (B) no monies remain owing by that Guarantor under the Guarantee.

(c)

For the avoidance of doubt, (i) any release of a Guarantor pursuant to this Condition 2.3 shall not require the consent of the Noteholders or the Trustee and any Guarantor in respect of which the Guarantee is terminated pursuant to this Condition 2.3 may be required to provide a Guarantee again pursuant to the provisions of Condition 2.4 below and (ii) the Parent Guarantor may not be released as a Guarantor pursuant to this Condition 2.3, save that nothing in this Condition 2.3 shall prejudice any release or substitution effected in accordance with Condition 15.2 (Substitution of the Parent Guarantor) and/or the addition of the Additional Guarantors under Condition 2.4 (Addition of Guarantors), including in connection with the Announced Reorganisation.

2.4	Addition of Guarantors

(a)

If at any time after the Issue Date of the first Tranche of Notes, any member of the Group (other than Wise Australia Pty Ltd (“Wise Australia”)) becomes a borrower or provides a guarantee in respect of the Revolving Credit Facility:

(i)

the Parent Guarantor shall procure that such member of the Group shall, as soon as practicable, but in any event no later than 21 days after the date of becoming a borrower or giving its guarantee in respect of the Revolving Credit Facility, provide a Guarantee in respect of the Notes and the Coupons on the terms set out in the Trust Deed (such additional guarantor, an Additional Guarantor); and

(ii)

the Trustee shall execute a supplemental Trust Deed and agree to any amendment to these Conditions required in order to give effect to any additional Guarantee pursuant to Condition 2.4(a)(i) above, subject to such other conditions as are set out in the Trust Deed.

(b)

For the avoidance of doubt, Wise Australia shall not be required to accede as a Guarantor pursuant to this Condition 2.4 by virtue only of being a borrower or guarantor under the Revolving Credit Facility, and no breach of these Conditions or the Trust Deed shall arise by reason of its not doing so.

2.5	Definitions

For the purposes of these Conditions:

Group means the Parent Guarantor and its Subsidiaries taken as a whole; and

Revolving Credit Facility means the £330,000,000 multicurrency revolving credit facility dated 12 December 2024, made between, among others, the Parent Guarantor, certain of its Subsidiaries and HSBC Bank PLC as agent, as amended and/or restated and/or replaced and/or refinanced from time to time or any facility (or facilities) which in turn refinances or replaces such facility as the primary working capital and standby facility (or facilities) of the Group, however many times (each, individually and/or collectively, the Revolving Credit Facility).

3.	NEGATIVE PLEDGE

3.1	Restriction

So long as any Note or Coupon remains outstanding (as defined in the Trust Deed), neither the Issuer nor any Guarantor will create or permit to subsist, and the Parent Guarantor will procure that no Guarantor will create or permit to subsist, any mortgage, charge, pledge, lien or other form of encumbrance or security interest (other than any arising by operation of law) (Security) upon the whole or any part of its undertaking, assets or revenues (including uncalled capital), present or future, to secure any Relevant Debt, or to secure any guarantee of or indemnity in respect of any Relevant Debt unless, at the same time or prior thereto, the Issuer’s obligations under the Notes, the Coupons and the Trust Deed or, as the case may be, the relevant Guarantor’s obligations under the Trust Deed, (i) are secured equally and rateably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement (whether or not it includes the giving of Security) as the Trustee in its reasonable opinion shall deem to be not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders save that the Issuer, the Guarantors and the Parent Guarantor may permit to subsist (without the obligation to provide to the Notes, Coupons and the Trust Deed any security, guarantee, indemnity or other arrangement as aforesaid in sub-paragraphs (i) and (ii)) any Permitted Security.

3.2	Relevant Debt

For the purposes of this Condition 3, Relevant Debt means any present or future indebtedness (whether being principal, premium, interest or other amounts) in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which, with the agreement of the issuer thereof, are for the time being, or are intended to be, quoted, listed or ordinarily dealt in or traded on any stock exchange, over-the-counter or other recognised securities market, but excluding any such indebtedness which has a stated maturity of less than one year.

3.3	Permitted Security

For the purposes of this Condition 3, Permitted Security means:

(a)

any Security in respect of any Relevant Debt (Existing Relevant Debt), or in respect of any guarantee of or indemnity in respect of any Existing Relevant Debt, given by any Guarantor where such entity becomes a Subsidiary after the Issue Date and where such Security exists at the time such entity becomes a Subsidiary (provided that (i) such Security was not created in connection with or in contemplation of that entity becoming a Subsidiary; and (ii) the nominal amount secured at the time of that company becoming a Subsidiary is not subsequently increased; and (iii) such Security does not extend to or cover any undertaking, assets or revenues (including any uncalled capital) of the Issuer, the Guarantors or any of the Parent Guarantor’s other Subsidiaries); or

(b)

any Security given by any Guarantor in respect of any Relevant Debt, or in respect of any guarantee of or indemnity in respect of any Relevant Debt where such Relevant Debt (New Relevant Debt) is incurred to refinance Existing Relevant Debt in circumstances where there is outstanding Security (Existing Security) given by that Guarantor in respect of such Existing Relevant Debt or, as the case may be, in respect of any guarantee or indemnity in respect of such Existing Relevant Debt, provided that (i) the nominal amount of the New Relevant Debt is not greater than the outstanding nominal amount of the Existing Relevant Debt, (ii) the Security does not extend to any undertaking, assets or revenues (including any uncalled capital), present or future, of (A) that Guarantor which were not subject to the Existing Security or (B) the Issuer, the Guarantors or any of the Parent Guarantor’s other Subsidiaries; and (iii) the final maturity date of the New Relevant Debt does not exceed the final maturity date of the Existing Relevant Debt.

3.4	Definitions

For the purposes of these Conditions:

Subsidiary has the meaning ascribed thereto in Section 1159 of the Companies Act 2006.

4.	INTEREST

4.1	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

If the Notes are Bearer Notes in definitive form, except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

As used in these Conditions, Fixed Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Bearer Notes in definitive form where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Pricing Supplement, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(a)

in the case of Fixed Rate Notes which are (i) represented by a Global Note or (ii) Registered Notes in definitive form, the aggregate outstanding nominal amount of (A) the Fixed Rate Notes represented by such Global Note or (B) such Registered Notes; or

(b)	in the case of Fixed Rate Notes which are Bearer Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction. The resultant figure (including after application of any Fixed Coupon Amount or Broken Amount to the Calculation Amount in the case of Fixed Rate Notes which are Bearer Notes in definitive form) shall be rounded to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

Where the Specified Denomination of a Fixed Rate Note which is a Bearer Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

For the purposes of these Conditions:

Day Count Fraction means, in respect of the calculation of an amount of interest (for any period) in accordance with this Condition 4:

(a)	if “Actual/Actual (ICMA)” is specified in the applicable Pricing Supplement:

(i)

in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the Accrual Period) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(ii)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(A)

the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(B)

the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(b)

if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360;

Determination Period means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

sub-unit means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

4.2	Interest on Floating Rate Notes

(a)	Interest Payment Dates

Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(i)	the Specified Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or

(ii)

if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an Interest Payment Date) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period. In these Conditions, Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date or the relevant payment date if the Notes become payable on a date other than an Interest Payment Date.

If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(A)	in any case where Specified Periods are specified in accordance with Condition 4.2(a)(ii), the Floating Rate Convention, such

Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of paragraph (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding Interest Payment Date occurred; or

(B)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)

the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(D)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, Business Day means:

(a)

a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and each Additional Business Centre (other than T2) specified in the applicable Pricing Supplement;

(b)

if T2 is specified as an Additional Business Centre in the applicable Pricing Supplement, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System or any successor or replacement for that system (T2) is open; and

(c)

either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which T2 is open.

(b) Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified below.

(i)	Screen Rate Determination for Floating Rate Notes – Term Rate

This Condition 4.2(b)(i) applies where “Term Rate” is specified in the applicable Pricing Supplement to be “Applicable”.

(A)	The Rate of Interest for each Interest Period will, subject as provided below, be either:

(I)	the offered quotation; or

(II)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate specified in the applicable Pricing Supplement which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) as at 11.00 a.m. (Brussels time) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Principal Paying Agent or the Calculation Agent, as applicable. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent or the Calculation Agent, as applicable, for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

(B)

If the Relevant Screen Page is not available or if, in the case of (I) above, no offered quotation appears or, in the case of (II) above, fewer than three offered quotations appear, in each case as at the Specified Time, the Issuer or an agent appointed by it, shall request each of the Reference Banks to provide the Issuer or an agent appointed by it, with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Issuer or an agent appointed by it, with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Principal Paying Agent or the Calculation Agent, as applicable.

(C)

If on any Interest Determination Date one only or none of the Reference Banks provides the Issuer or an agent appointed by it, with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Issuer or an agent appointed by it, determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Issuer or an agent appointed by it, by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Issuer or an agent appointed by it, with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for the purpose) informs the Issuer or an agent appointed by it, it is quoting to leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).

For the purposes of this Condition 4.2(b)(i):

Reference Banks means the principal Euro-zone office of four major banks in the Euro-zone inter-bank market as selected by the Issuer;

Reference Rate means EURIBOR as specified in the Pricing Supplement; and

Specified Time means 11.00 a.m. (Brussels time).

(ii)	Screen Rate Determination for Floating Rate Notes – Overnight Rate Compounded Daily SONIA – Non-Index Determination

This Condition 4.2(b)(ii) applies where the applicable Pricing Supplement specifies: (1) “Overnight Rate” to be “Applicable”; (2) “Compounded Daily SONIA” as the Reference Rate, and (3) “Index Determination” to be “Not Applicable”.

(A)

The Rate of Interest for an Interest Period will, subject to Condition 4.2(f)(a) and as provided below, be Compounded Daily SONIA with respect to such Interest Period plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin (if any), all as determined by the Principal Paying Agent or the Calculation Agent, as applicable.

Compounded Daily SONIA means, with respect to an Interest Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) as calculated by the Principal Paying Agent or the Calculation Agent, as applicable, as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards):

where:

d	is the number of calendar days in:

(i)	where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;

D	is the number specified as such in the applicable Pricing Supplement (or, if no such number is specified, 365);

do	means:

(i)	where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the number of London Banking Days in the relevant Interest Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the number of London Banking Days in the relevant Observation Period;

i	is a series of whole numbers from one to “do”, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in:

(i)	where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;

London Banking Day means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;

ni	for any London Banking Day “i”, means the number of calendar days from (and including) such London Banking Day “i” up to (but excluding) the following London Banking Day;

Observation Period means the period from (and including) the date falling “p” London Banking Days prior to the first day of the relevant Interest Period to (but excluding) the date falling “p” London Banking Days prior to (A) (in the case of an Interest Period) the Interest Payment Date for such Interest Period or (B) (in the case of any other Interest Period) the date on which the relevant payment of interest falls due;

p means:

(i)

where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the number of London Banking Days specified as the “Lag Period” in the applicable Pricing Supplement (or, if no such number is so specified, five London Banking Days); or

(ii)

where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the number of London Banking Days specified as the “Observation Shift Period” in the applicable Pricing Supplement (or, if no such number is specified, five London Banking Days);

the SONIA reference rate, in respect of any London Banking Day (LBDx), is a reference rate equal to the daily Sterling Overnight Index Average (SONIA) rate for such LBDx as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or, if the Relevant Screen

Page is unavailable, as otherwise published by such authorised distributors) on the London Banking Day immediately following LBDx; and

SONIAi means the SONIA reference rate for:

(i)	where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the London Banking Day falling “p” London Banking Days prior to the relevant London Banking Day “i”; or

(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant London Banking Day “i”.

(B)

(Subject to Condition 4.2(f)(a), if, where any Rate of Interest is to be calculated pursuant to Condition 4.2(b)(ii)(A) above, in respect of any London Banking Day on which an applicable SONIA reference rate is required to be determined, such SONIA reference rate is not made available on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, then the SONIA reference rate in respect of such London Banking Day shall be the rate determined by the Principal Paying Agent or the Calculation Agent, as applicable, as:

(x)

the sum of (i) the Bank of England’s Bank Rate (the Bank Rate) prevailing at 5.00 p.m. (London time) (or, if earlier, close of business) on such London Banking Day; and (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five London Banking Days in respect of which a SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads); or

(y)

if the Bank Rate under Condition 4.2(b)(ii)(B)(x) above is not available at the relevant time, either (A) the SONIA reference rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding London Banking Day in respect of which the SONIA reference rate was published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) or (B) if this is more recent, the latest rate determined under Condition 4.2(b)(ii)(B)(x) above, and, in each case, references to “SONIA reference rate” in Condition 4.2(b)(ii)(A) shall be construed accordingly.

(C)

In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 4.2(b)(ii), and without prejudice to Condition 4.2(f)(a) the Rate of Interest shall be:

(1)

that determined as at the last preceding Interest Determination Date on which the Rate of Interest was so determined (though substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Period, in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as applicable) relating to that last preceding Interest Period); or

(2)

if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Notes for the first scheduled Interest Period had the Notes been in issue for a period equal in duration to the first scheduled Interest Period but ending on (and excluding) the Interest Commencement Date (applying the Margin and, if applicable, any Maximum Rate of Interest and/or Minimum Rate of Interest, applicable to the first scheduled Interest Period), in each case as determined by the Principal Paying Agent or the Calculation Agent, as applicable.

(iii)	Screen Rate Determination – Overnight Rate—Compounded Daily SONIA—Index Determination

This Condition 4.2(b)(iii) applies where the applicable Pricing Supplement specifies: (1) “Overnight Rate” to be “Applicable”; (2) “Compounded Daily SONIA” as the Reference Rate; and (3) “Index Determination” to be “Applicable”.

(A)

The Rate of Interest for an Interest Period will, subject to Condition 4.2(f)(a) and as provided below, be the Compounded Daily SONIA Rate with respect to such Interest Period plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin (if any), all as determined by the Principal Paying Agent or the Calculation Agent, as applicable.

Compounded Daily SONIA Rate means, with respect to an Interest Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) determined by the Principal Paying Agent or the Calculation Agent, as applicable, by reference to the screen rate or index for compounded daily SONIA rates administered by the administrator of the SONIA reference rate that is published or displayed on the Relevant Screen Page specified in the applicable Pricing Supplement, or, if no such page is so specified or if such page is unavailable at the relevant time, as otherwise published or displayed by such administrator or other information service from time to time on the relevant Interest Determination Date (the SONIA Compounded Index) and in accordance with the following formula:

where:

d

is the number of calendar days from (and including) the day in relation to which SONIA Compounded IndexStart is determined to (but excluding) the day in relation to which SONIA Compounded IndexEnd is determined;

London Banking Day means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;

Relevant Number is the number specified as such in the applicable Pricing Supplement (or, if no such number is specified, five);

SONIA Compounded IndexStart means, with respect to an Interest Period, the SONIA Compounded Index determined in relation to the day falling the Relevant Number of London Banking Days prior to the first day of such Interest Period; and

SONIA Compounded IndexEnd means, with respect to an Interest Period, the SONIA Compounded Index determined in relation to the day falling the Relevant Number of London Banking Days prior to (A) the Interest Payment Date for such Interest Period, or (B) such other date on which the relevant payment of interest falls due (but which by its definition or the operation of the relevant provisions is excluded from such Interest Period).

(B)

If the relevant SONIA Compounded Index is not published or displayed by the administrator of the SONIA reference rate or other information service by 5.00 p.m. (London time) (or, if later, by the time falling one hour after the customary or scheduled time for publication thereof in accordance with the then-prevailing operational procedures of the administrator of the SONIA reference rate or of such other information service, as the case may be) on the relevant Interest Determination Date, the Compounded Daily SONIA Rate for the applicable Interest Period for which the SONIA Compounded Index is not available shall be “Compounded Daily SONIA” determined in accordance with Condition 4.2(b)(ii) as if “Index Determination” were specified in the applicable Pricing Supplement as being “Not Applicable”, and for these purposes: (i) the “Observation Method” shall be deemed to be “Observation Shift” and (ii) the “Observation Shift Period” shall be deemed to be equal to the Relevant Number of London Banking Days, as if those alternative elections had been made in the applicable Pricing Supplement.

(iv)	Screen Rate Determination – Overnight Rate – Compounded Daily SOFR – Non-Index Determination

This Condition 4.2(b)(iv) applies where the applicable Pricing Supplement specifies: (1) “Overnight Rate” to be “Applicable”; (2) “Compounded Daily SOFR” as the Reference Rate; and (3) “Index Determination” to be “Not Applicable”.

(A)	Compounded Daily SOFR

The Rate of Interest for an Interest Period will, subject to Condition 4.2(f)(b) and as provided below, be Compounded Daily SOFR with respect to such Interest Period plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin (if any), all as determined by the Principal Paying Agent or the Calculation Agent, as applicable.

Compounded Daily SOFR means, with respect to an Interest Period, the rate of return of a daily compound interest investment (with the daily U.S. dollars secured overnight financing rate as reference rate for the calculation of interest) as calculated by the Principal Paying Agent or the Calculation Agent, as applicable, as at the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest fifth decimal place, with 0.000005 being rounded upwards):

where:

d	is the number of calendar days in:

(i)	where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;

D	is the number specified as such in the applicable Pricing Supplement (or, if no such number is specified, 360);

do	means:

(i)	where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the number of U.S. Government Securities Business Days in the relevant Interest Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the number of U.S. Government Securities Business Days in the relevant Observation Period;

i

is a series of whole numbers from one to “do”, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in:

(i)	where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or

(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;

New York Fed’s Website means the website of the Federal Reserve Bank of New York (or a successor administrator of SOFR) or any successor source;

ni

for any U.S. Government Securities Business Day “i”, means the number of calendar days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day;

Observation Period in respect of an Interest Period, means the period from (and including) the date falling “p” U.S. Government Securities Business Days prior to the first day in such Interest Period (and the first Interest Period shall begin on and include the Interest Commencement Date) to (but excluding) the date falling “p” U.S. Government Securities Business Days prior to the Interest Payment Date for such Interest Period (or the date falling “p” U.S. Government Securities Business Days prior to such earlier date, if any on which the Notes become due and payable);

p	means:

(i)

where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the number of U.S. Government Securities Business Days specified as the “Lag Period” in the applicable Pricing Supplement; or

(ii)

where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the number of U.S. Government Securities Business Days specified as the “Observation Shift Period” in the applicable Pricing Supplement;

SOFR in respect of any U.S. Government Securities Business Day (USBDx), is a reference rate equal to the daily secured overnight financing rate as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the New York Fed’s Website, in each case at or around 3.00 p.m. (New York City time) on the U.S. Government Securities Business Day immediately following such USBDx;

SOFRi means the SOFR for:

(i)

where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the U.S. Government Securities Business Day falling “p” U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”;

(ii)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant U.S. Government Securities Business Day “i”; and

U.S. Government Securities Business Day means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(B)	SOFR Unavailable

Subject to Condition 4.2(f)(b), if, where any Rate of Interest is to be calculated pursuant to this Condition 4.2(b)(iv), in respect of any U.S. Government Securities Business Day in respect of which an applicable SOFR is required to be determined, such SOFR is not available, such SOFR shall be the SOFR for the first preceding U.S. Government Securities Business Day in respect of which the SOFR was published on the New York Fed’s Website.

In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 4.2(b)(iv) but without prejudice to Condition 4.2(f)(b), the Rate of Interest shall be calculated in accordance, mutatis mutandis, with the provisions of Condition 4.2(b)(ii)(C).

(v)	Screen Rate Determination – Overnight Rate—SOFR—Index Determination

This Condition 4.2(b)(v) applies where the applicable Pricing Supplement specifies: (1) “Overnight Rate” to be “Applicable”; (2) “Compounded Daily SOFR” as the Reference Rate; and (3) “Index Determination” to be “Applicable”.

(A)

The Rate of Interest for an Interest Period will, subject to Condition 4.2(f)(b) and as provided below, be the Compounded SOFR with respect to such Interest Period plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin (if any), all as determined by the Principal Paying Agent or the Calculation Agent, as applicable.

Compounded SOFR means, with respect to an Interest Period, the rate (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) determined by the Principal Paying Agent or the Calculation Agent, as applicable, in accordance with the following formula:

where:

dc is the number of calendar days from (and including) the day in relation to which SOFR IndexStart is determined to (but excluding) the day in relation to which SOFR IndexEnd is determined;

Relevant Number is the number specified as such in the applicable Pricing Supplement;

SOFR means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website;

SOFR Administrator means the Federal Reserve Bank of New York (or a successor administrator of SOFR);

SOFR Administrator’s Website means the website of the SOFR Administrator, or any successor source;

SOFR Index, with respect to any U.S. Government Securities Business Day, means the SOFR index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at or around 3.00 p.m. (New York time) on such U.S. Government Securities Business Day (the SOFR Determination Time);

SOFR IndexStart, with respect to an Interest Period, is the SOFR Index value for the day which is the Relevant Number of U.S. Government Securities Business Days preceding the first day of such Interest Period;

SOFR IndexEnd, with respect to an Interest Period, is the SOFR Index value for the day which is the Relevant Number of U.S. Government Securities Business Days preceding (A) the Interest Payment Date for such Interest Period, or (B) such other date on which the relevant payment of interest falls due (but which by its definition or the operation of the relevant provisions is excluded from such Interest Period); and

U.S. Government Securities Business Day means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(B)

If, as at any relevant SOFR Determination Time, the relevant SOFR Index is not published or displayed on the SOFR Administrator’s Website by the SOFR Administrator, the Compounded SOFR for the applicable Interest Period for which the relevant SOFR Index is not available shall be “Compounded Daily SOFR” determined in accordance with Condition 4.2(b)(iv) above as if “Index Determination” were specified in the applicable Pricing Supplement as being ‘Not Applicable’, and for these purposes: (i) the “Observation Method” shall be deemed to be “Observation Shift” and (ii) the “Observation Shift Period” shall be deemed to be equal to the Relevant Number of U.S. Government Securities Business Days, as if such alternative elections had been made in the applicable Pricing Supplement.

(c)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

Unless otherwise stated in the applicable Pricing Supplement, the Minimum Rate of Interest shall be deemed to be zero.

(d)	Determination of Rate of Interest and calculation of Interest Amounts

The Principal Paying Agent or the Calculation Agent, as applicable, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Principal Paying Agent or the Calculation Agent, as applicable, will calculate the amount of interest (the Interest Amount) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)

in the case of Floating Rate Notes which are (i) represented by a Global Note or (ii) Registered Notes in definitive form, the aggregate outstanding nominal amount of (A) the Notes represented by such Global Note or (B) such Registered Notes; or

(B)	in the case of Floating Rate Notes which are Bearer Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note which is a Bearer Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest for any Interest Period in accordance with this Condition 4.2:

(i)

if “Actual/Actual” or “Actual/Actual (ISDA)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(iii)

if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:

Y1 is the year, expressed as a number, in which the first day of the Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)	if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:

Y1 is the year, expressed as a number, in which the first day of the Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;

(vii)	if “30E/360 (ISDA)” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:

Y1 is the year, expressed as a number, in which the first day of the Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(e)	Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Pricing Supplement, the Rate of Interest for such Interest Period shall be calculated by the Principal Paying Agent or the Calculation Agent, as applicable, by straight line linear interpolation by reference to two rates based on the relevant Reference Rate, one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Principal Paying Agent or the Calculation Agent, as applicable, shall calculate the Rate of interest at such time and by reference to such sources as the Issuer, in consultation with an Independent Adviser, and such Independent Advisor acting in good faith and in a commercially reasonable manner as an expert, determines appropriate.

Designated Maturity means the period of time designated in the Reference Rate.

(f)	Benchmark Discontinuation

(a)	Benchmark Replacement

This Condition 4.2(f)(a) applies where the applicable Pricing Supplement specifies (1) “Floating Rate Note Provisions” to be “Applicable” and the “Reference Rate” to be anything other than SOFR. Notwithstanding the foregoing provisions in this Condition 4 (Interest), if the Issuer, in consultation with the party responsible for determining the Rate of Interest (being the Principal Paying Agent or the Calculation Agent, as applicable), determines that a Benchmark Event has occurred in relation to an Original Reference Rate at any time when the Conditions provide for any Rate of Interest (or any component part thereof) to be determined by reference to such Original Reference Rate, then the following provisions shall apply:

(i)

Independent Adviser: The Issuer shall use reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable to determine (acting in good faith) a Successor Reference Rate, failing which, an Alternative Reference Rate and, in either case, an Adjustment Spread and any Benchmark Amendments (each as defined and as further described below) no later than five Business Days prior to the relevant Interest Determination Date relating to the next succeeding Interest Period (the IA Determination Cut-off Date) for the purposes of determining the Rate of Interest applicable to the Notes for such next succeeding Interest Period and for all future Interest Periods (subject to the subsequent operation of this Condition 4.2(f)(a) during any other future Interest Periods).

(ii)	Successor Reference Rate or Alternative Reference Rate: If the Independent Adviser (acting in good faith) determines that:

(A)

there is a Successor Reference Rate then such Successor Reference Rate (as adjusted by the applicable Adjustment Spread as provided in Condition 4.2(f)(a)(iii)), shall subsequently be used in place of the relevant Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the subsequent further operation of this Condition 4.2(f)(a)); or

(B)

there is no Successor Reference Rate but that there is an Alternative Reference Rate, then such Alternative Reference Rate (as adjusted by the applicable Adjustment Spread as provided in Condition 4.2(f)(a)(iii)), shall subsequently be used in place of the relevant Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the subsequent operation of this Condition 4.2(f)(a)).

(iii)

Adjustment Spread: if a Successor Reference Rate or Alternative Reference Rate is determined in accordance with Condition 4.2(f)(a)(ii), the Independent Adviser (acting in good faith) shall determine an Adjustment Spread (which may be expressed as a specified quantum or a formula or methodology for determining the applicable Adjustment Spread (and, for the avoidance of doubt, an Adjustment Spread may be positive, negative or zero)), which Adjustment Spread shall be applied to the relevant Successor Reference Rate or the relevant Alternative Reference Rate (as the case may be for each subsequent determination of a relevant Rate of Interest and Interest Amount(s) (or a component part thereof) by reference to such Successor Reference Rate or Alternative Reference Rate (as applicable)), subject to the subsequent further operation and adjustment as provided in this Condition 4.2(f)(a)(ii).

(iv)

Benchmark Amendments: If any Successor Reference Rate, Alternative Reference Rate or Adjustment Spread is determined in accordance with this Condition 4.2(f)(a), the Independent Adviser (acting in good faith) may determine (i) that amendments to these Conditions, the Trust Deed and/or the Agency Agreement are necessary to ensure the proper operation of such Successor Reference Rate, Alternative Reference Rate and/or (in either case) the applicable Adjustment Spread (provided that such amendments do not, without the consent of the party responsible for determining the Rate of Interest (being the Calculation Agent or such other party specified in the applicable Pricing Supplement, as applicable) impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or protective provisions afforded to it) (such amendments, the Benchmark Amendments) and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 4.2(f)(a)(v), without any requirement for the consent or approval of Noteholders or Couponholders, vary these Conditions, the Trust Deed and/or the Agency Agreement to give effect to such Benchmark Amendments with effect from the date specified in such notice.

For the avoidance of doubt, the Trustee and Principal Paying Agent shall, at the request and expense of the Issuer, agree to effect such Benchmark Amendments to the Trust Deed, the Agency Agreement and these Conditions, including, inter alia, by execution of a deed supplemental to the Trust Deed and/or the Agency Agreement, as the Issuer determines and certifies to the Trustee and the Principal Paying Agent are required in order to give effect to this Condition 4.2(f)(a) and neither the Trustee nor the Principal Paying Agent shall be liable to any party for any consequence thereof. Notwithstanding the above, neither the Trustee nor the Principal Paying Agent (as applicable) shall be obliged to agree to any Benchmark Amendments if the same would, in the sole opinion of the Trustee or the Principal Paying Agent (as applicable), expose it to any additional duties, responsibilities or liabilities or reduce or amend its rights and/or the protective provisions afforded to it in the Trust Deed and/or these Conditions and/or the Agency Agreement (as applicable).

In connection with any such variation in accordance with this Condition 4.2(f)(a), the Issuer shall comply with the rules of any stock exchange or other relevant authority on or by which the Notes are for the time being listed or admitted to trading.

(v)

Notices etc.: The Issuer shall no later than three Business Days prior to the relevant Interest Determination Date notify the party responsible for determining the Rate of Interest (being the Principal Paying Agent or the Calculation Agent, as applicable), the Trustee, the Principal Paying Agent, the Paying Agents and promptly thereafter notify, in accordance with Condition 14 (Notices), the Noteholders of any Successor Reference Rate, Alternative Reference Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 4.2(f)(a). Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any. No later than notifying the Trustee and the Principal Paying Agent of the same, the Issuer shall deliver to the Trustee and the Principal Paying Agent a certificate signed by an Authorised Signatory of the Issuer confirming (i) that a Benchmark Event has occurred, (ii) the Successor Relevant Rate or Alternative Reference Rate (as applicable), (iii) any Adjustment Spread and (iv) where applicable, the terms of any Benchmark Amendments and certifying that the Benchmark Amendments are necessary to ensure the proper operation of such Successor Reference Rate, Alternative Reference Rate and/or Adjustment Spread.

The Trustee and the Principal Paying Agent shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof. The Successor Reference Rate or Alternative Reference Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error in the determination of the Successor Reference Rate or Alternative Reference Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Trustee’s and the Principal Paying Agent’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Principal Paying Agent, the Calculation Agent, the Paying Agents and the Noteholders.

(vi)

Survival of Original Reference Rate: Without prejudice to the obligations of the Issuer under this Condition 4.2(f)(a), the Original Reference Rate and the fallback provisions provided for in Condition 4.2(b) will continue to apply unless and until the party responsible for determining the Rate of Interest (being the Principal Paying Agent or the Calculation Agent, as applicable) has been notified of the Successor Reference Rate or the Alternative Reference Rate (as the case may be), the applicable Adjustment Spread and Benchmark Amendments (if applicable), in accordance with Condition 4.2(f)(a)(v).

(vii)

Fallbacks: If, following the occurrence of a Benchmark Event and in relation to the determination of the Rate of Interest on the immediately following Interest Determination Date, the Issuer is unable to appoint an Independent Adviser or no Successor Reference Rate or Alternative Reference Rate (as applicable) is determined pursuant to this Condition 4.2(f)(a) prior to the IA Determination Cut-Off Date and the Relevant Screen Page is no longer available for use, the Rate of Interest applicable to the next succeeding Interest Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Period (which may be the initial Rate of Interest) (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period for which the Rate of Interest was determined, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Period).

For the avoidance of doubt, this Condition 4.2(f)(a) shall apply to the determination of the Rate of Interest on the relevant Interest Determination Date only and the Rate of Interest applicable to any subsequent Interest Periods is subject to the subsequent operation of, and to adjustment as provided in, this Condition 4.2(f)(a).

For the purpose of this Condition 4.2(f)(a):

Adjustment Spread means a spread (which may be positive, negative or zero) or formula or methodology for calculating a spread, which the Independent Adviser (acting in good faith), determines is required to be applied to the relevant Successor Reference Rate or the relevant Alternative Reference Rate (as applicable) and is the spread, formula or methodology which:

(i)	in the case of a Successor Reference Rate, is formally recommended, or formally provided as an option for the parties to adopt, in relation to the replacement of the relevant Original Reference Rate with the Successor Reference Rate by any Relevant Nominating Body; or

(ii)

in the case of a Successor Reference Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the Independent Adviser determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the relevant Original Reference Rate where such rate has been replaced by the Successor Rate or the Alternative Reference Rate (as applicable); or

(iii)

(if no such determination has been made) the Independent Adviser (acting in good faith) determines, is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the relevant Original Reference Rate, where such rate has been replaced by the Successor Reference Rate or the Alternative Reference Rate (as the case may be); or

(iv)

(if no such industry standard is recognised or acknowledged) the Independent Adviser (acting in good faith) determines to be appropriate in order to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to Noteholders as a result of the replacement of the relevant Original Reference Rate with the Successor Reference Rate or Alternative Reference Rate (as applicable);

Alternative Reference Rate means, in respect of an Original Reference Rate, the rate that the Independent Adviser (acting in good faith) determines in accordance with Condition 4.2(f)(a) has replaced such Original Reference Rate in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for the same interest period and in the same Specified Currency as the Notes or, if the Independent Adviser determines that there is no such rate, such other rate as the Independent Adviser (acting in good faith) determines in its discretion is most comparable to such Original Reference Rate;

Benchmark Event means, in respect of an Original Reference Rate:

(i)	such Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing permanently to be calculated, administered and published; or

(ii)

the later of (A) the making of a public statement by the administrator of such Original Reference Rate that it has ceased or that it will, on or before a specified future date, cease publishing such Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such Original Reference Rate) and (B) the date falling six months prior to the specified date referred to in (ii)(A); or

(iii)	the making of a public statement by the supervisor of the administrator of such Original Reference Rate that such Original Reference Rate has been permanently or indefinitely discontinued; or

(iv)

the later of (A) the making of a public statement by the supervisor of the administrator of the Reference Rate that such Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (B) the date falling six months prior to the specified date referred to in (iv)(A);

(v)

the later of (A) the making of a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which, such Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences in each case on or before a specified date and (B) the date falling six months prior to the specified date referred to in (v)(A); or

(vi)

the later of (A) the making of a public statement by the supervisor of the administrator of such Original Reference Rate announcing that such Original Reference Rate is or will on or before a specified date no longer be representative of an underlying market and (B) the date falling six months prior to the specified date referred to in (vi)(A); or

(vii)

it has or will prior to the next Interest Determination Date become unlawful for the Principal Paying Agent, (if applicable) the Calculation Agent or the Issuer) to calculate any payments due to be made to any Noteholder using such Original Reference Rate (including, without limitation, under the Benchmarks Regulation (EU) 2016/1011 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, if applicable);

Independent Adviser means an independent financial institution of international repute or other independent financial adviser of recognised standing with relevant experience in the international debt capital markets, in each case as so determined by the Issuer (acting in good faith) and appointed by the Issuer at its own expense. For the avoidance of doubt, an Independent Adviser appointed pursuant to this Condition 4.2(f)(a) shall act in good faith and (in the absence of bad faith or fraud) shall have no liability whatsoever to the Issuer, the Trustee, the Agents, the Noteholders or the Couponholders for any determination made by it pursuant to this Condition 4.2(f)(a);

Original Reference Rate means the originally-specified Reference Rate used to determine the relevant Rate of Interest (or any component part thereof) in respect of any Interest Periods(s) (provided that if, following one or more Benchmark Events, such originally-specified Reference Rate (or any Successor Reference Rate or Alternative Reference Rate which has replaced it) has been replaced by a (or a further) Successor Relevant Rate or Alternative Reference Rate and a Benchmark Event subsequently occurs in respect of such Successor Reference Rate or Alternative Reference Rate, the term “Original Reference Rate” shall include any such Successor Reference Rate or Alternative Reference Rate);

Relevant Nominating Body means, in respect of an Original Reference Rate:

(i)	the central bank, reserve bank, monetary authority or any similar institution for the currency to which such Original Reference Rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of such Original Reference Rate; or

(ii)	any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of:

(A)	the central bank, reserve bank, monetary authority or any similar institution for the currency to which such Original Reference Rate relates;

(B)	any central bank or other supervisory authority which is responsible for supervising the administrator of such Original Reference Rate;

(C)	a group of the aforementioned central banks or other supervisory authorities; or

(D)	the Financial Stability Board or any part thereof; and

Successor Reference Rate means, in respect of an Original Reference Rate, a successor to or replacement of such Original Reference Rate or, where a Successor Relevant Rate or an Alternative Reference Rate has been determined pursuant to Condition 4.2(f)(a), such Successor Reference Rate or Alternative Reference Rate, as applicable, which is formally recommended, or formally provided as an option for parties to adopt, by any Relevant Nominating Body.

(b)	Benchmark Transition

This Condition 4.2(f)(b) applies only where the applicable Pricing Supplement specifies (1) “Floating Rate Note Provisions” to be “Applicable” and the “Reference Rate” to be SOFR. Notwithstanding the foregoing provisions in this Condition 4 (Interest), if the Issuer, in consultation with the party responsible for determining the Rate of Interest (being the Principal Paying Agent or the Calculation Agent, as applicable), determines that a Benchmark Transition Event has occurred in relation to an Original Reference Rate at any time when the Conditions provide for any Rate of Interest (or any component part thereof) to be determined by reference to such Original Reference Rate, then the following provisions shall apply:

(i)	Independent Adviser

The Issuer shall use reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable to determine (acting in good faith) the Benchmark Replacement which will replace such Original Reference Rate for all purposes relating to the Notes in respect of all determinations on such date and for all determinations on all subsequent dates (subject to any subsequent application of this Condition 4.2(f)(b) with respect to such Benchmark Replacement) and any Benchmark Replacement Conforming Changes.

Any Benchmark Replacement so determined by the Independent Adviser shall have effect for any subsequent determination of any relevant Rate of Interest (subject to any further application of this Condition 4.2(f)(b) with respect to such Benchmark Replacement), subject, if any associated Benchmark Replacement Conforming Changes are required in connection therewith, to such Benchmark Replacement Conforming Changes becoming effective in accordance with the following provisions.

If, notwithstanding the Issuer’s reasonable endeavours, the Issuer is unable to appoint an Independent Adviser in accordance with the foregoing paragraphs, the fallback provisions provided for in Condition 4.2(b)(ii) or Condition 4(b)(iii) as the case may be, shall apply.

(ii)	Benchmark Replacement Conforming Changes

If the Independent Adviser considers it is necessary to make Benchmark Replacement Conforming Changes, the Independent Adviser (acting in good faith) shall determine the terms of such Benchmark Replacement Conforming Changes, and the Issuer shall, subject to giving notice thereof in accordance with Condition 4.2(f)(b)(iii), without any requirement for the consent or approval of Noteholders or Couponholders, vary these Conditions, the Trust Deed and/or the Agency Agreement to give effect to such Benchmark Replacement Conforming Changes with effect from the date specified in such notice.

For the avoidance of doubt, the Trustee and the Principal Paying Agent shall, at the request and expense of the Issuer, agree to use their reasonable endeavours to effect such Benchmark Replacement Conforming Changes to the Trust Deed, the Agency Agreement and these Conditions, including, inter alia, by execution of a deed supplemental to the Trust Deed and/or the Agency Agreement, as the Issuer determines and certifies to the Trustee and the Principal Paying Agent are required in order to give effect to this Condition 4.2(f)(b) and neither the Trustee nor the Principal Paying Agent shall be liable to any party for any consequence thereof. Notwithstanding the above, neither the Trustee nor the Principal Paying Agent (as applicable) shall be obliged to agree to any Benchmark Replacement Conforming Changes if the same would, in the sole opinion of the Trustee or the Principal Paying Agent (as applicable), expose it to any additional duties, responsibilities or liabilities or reduce or amend its rights and/or the protective provisions afforded to it in the Trust Deed and/or these Conditions and/or the Agency Agreement (as applicable).

In connection with any such variation in accordance with this Condition 4.2(f)(b), the Issuer shall comply with the rules of any stock exchange or other relevant authority on or by which the Notes are for the time being listed or admitted to trading.

(i)	Notices

The Issuer shall no later than three Business Days prior to the relevant Interest Determination Date notify the party responsible for determining the Rate of Interest (being the Principal Paying Agent or the Calculation Agent, as applicable), the Guarantors, the Trustee, the Principal Paying Agent, the Paying Agents and promptly thereafter notify, in accordance with Condition 14 (Notices), the Noteholders of any Benchmark Replacement and the specific terms of any Benchmark Replacement Conforming Changes determined under this Condition 4.2(f)(b). Such notice shall be irrevocable and shall specify the effective date of the Benchmark Replacement Conforming Changes, if any. No later than notifying the Trustee and the Principal Paying Agent of the same, the Issuer shall deliver to the Trustee and the Principal Paying Agent a certificate signed by an Authorised Signatory of the Issuer confirming (A) (i) that a Benchmark Transition Event has occurred, (ii) the Benchmark Replacement; and (iii) the specific terms of any Benchmark Replacement Conforming Changes, in each case as determined in accordance with the provisions of this Condition 4.2(f)(b) and (B) certifying that the Benchmark Replacement Conforming Changes are necessary to ensure the proper operation of such Replacement Benchmark.

The Trustee and the Principal Paying Agent shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof. The Benchmark Replacement and the Benchmark Replacement Conforming Changes (if any) specified in such certificate will (in the absence of manifest error in the determination of the Benchmark Replacement and the Benchmark Replacement Conforming Changes (if any) and without prejudice to the Trustee’s and the Principal Paying Agent’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Guarantors, the Trustee, the Principal Paying Agent, the Calculation Agent, the Paying Agents and the Noteholders.

(ii)	Survival of Original Reference Rate

Without prejudice to the obligations of the Issuer under this Condition 4.2(f)(b), the Original Reference Rate and the fallback provisions provided for in Condition 4.2(b) will continue to apply unless and until the party responsible for determining the Rate of Interest (being the Principal Paying Agent or the Calculation Agent, as applicable) has been notified of the Benchmark Replacement and any Benchmark Replacement Conforming Changes determined in accordance with Condition 4.2(f)(b).

As used in this Condition 4.2(f)(b):

Benchmark Replacement means the first alternative set forth in the order below that can be determined by the Independent Adviser (acting in good faith) as of the Benchmark Replacement Date:

(i)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the Original Reference Rate for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(ii)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(iii)

the sum of: (a) the alternate rate of interest that has been selected by the Issuer as the replacement for the Original Reference Rate for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

Benchmark Replacement Adjustment means the first alternative set forth in the order below that can be determined by the Independent Adviser as of the Benchmark Replacement Date:

(i)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

Benchmark Replacement Conforming Changes means, with respect to the Benchmark Replacement, any technical, administrative or operational changes (including changes to any Interest Period, the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Independent Adviser (acting in good faith) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Independent Adviser decides that adoption of any portion of such market practice is not administratively feasible or if the Independent Adviser determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Independent Adviser (acting in good faith) determines is reasonably necessary);

Benchmark Replacement Date means the earliest to occur of the following events with respect to the Original Reference Rate (including the daily published component used in the calculation thereof):

(i)

in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Original Reference Rate permanently or indefinitely ceases to provide the Original Reference Rate (or such component); or

(ii)	in the case of clause (iii) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than the customary or scheduled time for publication of the relevant reference rate in accordance with the then-prevailing operational procedures of the administrator of such reference rate or, as the case may be, of the other relevant information service publishing such reference rate, on, the relevant Interest Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to such time for such determination;

Benchmark Transition Event means the occurrence of one or more of the following events with respect to the Original Reference Rate (including the daily published component used in the calculation thereof):

(i)

a public statement or publication of information by or on behalf of the administrator of the Original Reference Rate (or such component) announcing that such administrator has ceased or will cease to provide the Original Reference Rate (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Original Reference Rate (or such component); or

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Original Reference Rate (or such component), the central bank for the currency of the Original Reference Rate (or such component), an insolvency official with jurisdiction over the administrator for the Original Reference Rate (or such component), a resolution authority with jurisdiction over the administrator for the Original Reference Rate (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Original Reference Rate, which states that the administrator of the Original Reference Rate (or such component) has ceased or will cease to provide the Original Reference Rate (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Original Reference Rate (or such component); or

(iii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Original Reference Rate announcing that the Original Reference Rate is no longer representative;

Corresponding Tenor means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the Original Reference Rate;

Independent Adviser means an independent financial institution of international repute or other independent financial adviser of recognised standing with relevant experience in the international debt capital markets, in each case appointed by the Issuer at its own expense. For the avoidance of doubt, an Independent Adviser appointed pursuant to this Condition 4.2(f)(b) shall act in good faith and (in the absence of bad faith or fraud) shall have no liability whatsoever to the Issuer, the Guarantors, the Trustee, the Agents, the Noteholders or the Couponholders for any determination made by it pursuant to this Condition 4.2(f)(b);

ISDA Fallback Adjustment means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the 2021 ISDA Interest Rate Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc. (the ISDA Definitions) to be determined upon the occurrence of an index cessation event with respect to the Original Reference Rate;

ISDA Fallback Rate means the rate that would apply for derivatives transactions referencing the latest version of the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Original Reference Rate for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

Original Reference Rate means the benchmark or screen rate (as applicable) originally specified for the purpose of determining the relevant Rate of Interest (or any relevant component part(s) thereof) on the Notes (provided that if, following one or more Benchmark

Transition Events, such originally specified benchmark or screen rate (or any benchmark used in any Benchmark Replacement which has replaced it (the Replacement Benchmark)) has been replaced by a (or a further) Replacement Benchmark and a Benchmark Transition Event subsequently occurs in respect of such Replacement Benchmark, the term “Original Reference Rate” shall be deemed to include any such Replacement Benchmark);

Relevant Governmental Body means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

Unadjusted Benchmark Replacement means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(g)	Notification of Rate of Interest and Interest Amounts

Except where the applicable Pricing Supplement specifies “Overnight Rate” to be “Applicable”, the Principal Paying Agent or the Calculation Agent, as applicable, will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Guarantors, the Trustee and any stock exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in accordance with Condition 14 (Notices) as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will promptly be notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 14 (Notices). For the purposes of this paragraph (g), the expression London Business Day means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

Where the applicable Pricing Supplement specifies “Overnight Rate” to be “Applicable”, the Principal Paying Agent or the Calculation Agent, as applicable, will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Guarantors, the Trustee and any stock exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in accordance with Condition 14 (Notices) as soon as possible after their determination but in no event later than the second Business Day thereafter. Each Rate of Interest, Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the relevant Interest Period. Any such amendment or alternative arrangements will promptly be notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 14 (Notices).

(h)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4.2, whether by the Principal Paying Agent or, if applicable, the Calculation Agent, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantors, the Principal Paying Agent, the other Agents, the Trustee and all Noteholders and Couponholders and (in the absence of wilful default or bad faith) no liability to the Issuer, the Guarantors, the Trustee, the Noteholders or the Couponholders shall attach to the Principal Paying Agent or the Calculation Agent, as applicable in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

4.3	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from (and including) its due date for redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event interest will continue to accrue as provided in the Trust Deed.

5. PAYMENTS

5.1	Method of payment

Subject as provided below:

(a)

payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

(b)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee.

Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable in the place of payment or other laws and regulations to which the Obligors or their Agents are subject, but without prejudice to the provisions of Condition 7 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

5.2	Presentation of definitive Bearer Notes and Coupons

Payments of principal in respect of definitive Bearer Notes will (subject as provided below) be made in the manner provided in Condition 5.1 only against presentation and surrender

(or, in the case of part payment of any sum due, endorsement) of definitive Bearer Notes, and payments of interest in respect of definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories and its possessions)).

Fixed Rate Notes in definitive bearer form (other than Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7 (Taxation)) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8 (Prescription)) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note or Long Maturity Note in definitive bearer form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A Long Maturity Note is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

5.3	Payments in respect of Bearer Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note in bearer form will (subject as provided below) be made in the manner specified above in relation to definitive Bearer Notes and/or otherwise in the manner specified in the relevant Global Note, where applicable against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made, whether against presentation or surrender of any Global Note or otherwise, distinguishing between any payment of principal and any payment of interest, will be made either on such Global Note by the Paying Agent to which it was presented or in the records of Euroclear and/or Clearstream, Luxembourg, as applicable.

5.4	Payments in respect of Registered Notes

Payments of principal (other than instalments of principal prior to the final instalment) in respect of each Registered Note (whether or not in global form) will be made against presentation and surrender of the Registered Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Registered Note appearing in the register of holders of the Registered Notes maintained by the Registrar (the Register) (i) where in global form, at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the third business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date. For these purposes, Designated Account means the account maintained by a holder with a Designated Bank and identified as such in the Register and Designated Bank means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of a payment in euro) any bank which processes payments in euro.

Payments of interest in respect of each Registered Note (whether or not in global form) will be made by transfer on the due date to the Designated Account of the holder (or the first named of joint holders) of the Registered Note appearing in the Register (i) where in global form, at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (the Record Date). Payment of the interest due in respect of each Registered Note on redemption will be made in the same manner as payment of the principal amount of such Registered Note.

No commissions or expenses shall be charged to the holders by the Registrar in respect of any payments of principal or interest in respect of Registered Notes.

None of the Issuer, the Guarantors, the Trustee or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

5.5	General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer and the Guarantors will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for their share of each payment so made by the Issuer or, as the case may be, any Guarantor to, or to the order of, the holder of such Global Note.

Notwithstanding the foregoing provisions of this Condition 5, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(a)

the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Bearer Notes in the manner provided above when due;

(b)

payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(c)	such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantors, adverse tax consequences to the Issuer or the Guarantors.

5.6	Payment Day

If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, Payment Day means any day which (subject to Condition 8 (Prescription)) is:

(a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(i)	in the case of Notes in definitive form only, the relevant place of presentation; and

(ii)	each Additional Financial Centre (other than T2) specified in the applicable Pricing Supplement; and

(b)	if T2 is specified as an Additional Financial Centre in the applicable Pricing Supplement, a day on which T2 is open; and

(c)

either (A) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (B) in relation to any sum payable in euro, a day on which T2 is open.

5.7	Interpretation of principal and interest

Any reference in these Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(a)

any additional amounts which may be payable with respect to principal under Condition 7 (Taxation) or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(b)	the Final Redemption Amount of the Notes;

(c)	the Early Redemption Amount of the Notes;

(d)	the Optional Redemption Amount(s) (if any) of the Notes; and

(e)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in the Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 (Taxation) or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

6.	REDEMPTION AND PURCHASE

6.1	Redemption at maturity

Unless previously redeemed or purchased and cancelled as provided below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement.

6.2	Redemption for taxation reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), on giving not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement to the Principal

Paying Agent and, in accordance with Condition 14 (Notices), the Noteholders (which notice shall be irrevocable), if the Issuer satisfies the Trustee immediately before the giving of such notice that:

(a)

on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 (Taxation) or any of the Guarantors in making payment themselves would be required to pay such additional amounts, in each case, as a result of any change in, or amendment to, the laws or regulations of the relevant Tax Jurisdiction (as defined in Condition 7 (Taxation)) or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(b)

such obligation cannot be avoided by the Issuer or, as the case may be, the relevant Guarantor, taking reasonable measures available to it (for the avoidance of doubt, excluding changing its jurisdiction of tax residence or general conduct of its business or being replaced (by substitution) as Issuer or, as the case may be, Guarantor), provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the relevant Guarantor would be obliged to pay such additional amounts, were a payment in respect of the Notes or the Guarantee, as the case may be, then due.

Prior to the publication of any notice of redemption pursuant to this Condition 6.2, the Issuer shall deliver to the Trustee a certificate signed by an Authorised Signatory of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event they shall be conclusive and binding on the Noteholders and the Couponholders.

Notes redeemed pursuant to this Condition 6.2 will be redeemed at their Early Redemption Amount referred to in Condition 6.8 together (if appropriate) with interest accrued to (but excluding) the date of redemption.

6.3	Redemption at the Option of the Issuer (Issuer Call)

If Issuer Call is specified as being applicable in the applicable Pricing Supplement, the Issuer may, having given not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement to the Noteholders in accordance with Condition 14 (Notices) (which notice shall be irrevocable and shall specify the date fixed for redemption), redeem all or, if so specified in the applicable Pricing Supplement, some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement, together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement.

The Optional Redemption Amount will either be the specified percentage of the nominal amount of the Notes stated in the applicable Pricing Supplement or, if either Spens Amount or Make-whole Amount is specified in the applicable Pricing Supplement, will be:

(a)

if Spens Amount is specified as being applicable in the applicable Pricing Supplement, the higher of (i) 100 per cent. of the nominal amount outstanding of the Notes to be redeemed and (ii) the nominal amount outstanding of the Notes to be redeemed multiplied by the price, as reported to the Issuer and the Trustee by the Determination Agent, at which the Gross Redemption Yield to maturity (or, if Issuer Par Call is specified as being applicable in the applicable Pricing Supplement, the Gross Redemption Yield to the Par Call Period Commencement Date and assuming for this purpose that the Notes are scheduled to mature on the Par Call Period Commencement Date instead of the Maturity Date) on such Notes on the Reference Date is equal to the Gross Redemption Yield (determined by reference to the middle market price) at the Quotation Time on the Reference Date of the Reference Bond plus the Redemption Margin; or

(b)

if Make-whole Amount is specified as applicable in the applicable Pricing Supplement, the higher of (i) 100 per cent. of the nominal amount outstanding of the Notes to be redeemed and (ii) the sum of the present values of the nominal amount outstanding of the Notes to be redeemed (assuming for this purpose, in the case of any Notes for which Issuer Par Call is specified as being applicable in the applicable Pricing Supplement, that the Notes are scheduled to mature on the Par Call Period Commencement Date instead of the Maturity Date) and the Remaining Term Interest on such Notes (exclusive of interest accrued to the date of redemption) and such present values shall be calculated by discounting such amounts to the date of redemption on an annual, a semi-annual or such other basis as is equivalent to the frequency of interest payments on the Notes (as determined by the Determination Agent) (assuming the Day Count Fraction specified in the applicable Pricing Supplement or such other day count basis as the Determination Agent may consider to be appropriate having regard to customary market practice at such time) at the Reference Bond Rate plus the Redemption Margin, all as determined by the Determination Agent.

For the purposes of this Condition 6.3:

DA Selected Bond means a government security or securities (which if the Specified Currency is euro, will be a German Bundesobligationen) selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term to maturity of the Notes (or, if Issuer Par Call is specified as being applicable in the applicable Pricing Supplement, the remaining term to the Par Call Period Commencement Date as specified in the applicable Pricing Supplement), that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in the Specified Currency and of a comparable maturity to the remaining term to maturity of the Notes (or, if Issuer Par Call is specified as being applicable in the applicable Pricing Supplement, the remaining term to the Par Call Period Commencement Date as specified in the applicable Pricing Supplement);

Determination Agent means an investment bank or financial institution of international standing selected and appointed by the Issuer at its own expense;

Gross Redemption Yield means, with respect to a security, the gross redemption yield on such security, expressed as a percentage and calculated by the Determination Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 4, Section One: Price/Yield Formulae “Conventional Gilts” (published 8 June 1998, as amended or updated from time to time) on a semi-annual compounding basis (converted (in the case of Notes with annual Interest Payment Dates) to an annualised yield or (in the case of Notes which do not have annual or semi-annual Interest Payment Dates) to a yield on such basis as shall be equivalent to the frequency of interest payments on the Notes (as determined by the Determination Agent) and rounded up (if necessary) to four decimal places) or, if such formula does not reflect generally accepted market practice at the time of redemption, a gross redemption yield calculated in accordance with generally accepted market practice at such time as determined by the Determination Agent;

Quotation Time shall be as set out in the applicable Pricing Supplement; Redemption Margin shall be as set out in the applicable Pricing Supplement;

Reference Bond shall be as set out in the applicable Pricing Supplement or the DA Selected Bond;

Reference Bond Price means, with respect to any date of redemption, (a) the arithmetic average of the Reference Government Bond Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (b) if the Determination Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations, or (c) if the Determination Agent obtains only one such Reference Government Bond Dealer Quotation, such quotation so obtained, or (d) if no Reference Government Bond Dealer Quotations are provided, the price determined by the Determination Agent (or failing which the Issuer, in consultation with the Determination Agent), acting in a commercially reasonable manner, at such time and by reference to such sources as it deems appropriate;

Reference Bond Rate means, with respect to any date of redemption, the rate per annum equal to the annual or semi-annual yield (as the case may be) to maturity or interpolated yield to maturity (on the relevant day count basis) of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its nominal amount) equal to the Reference Bond Price for such date of redemption;

Reference Date will be set out in the relevant notice of redemption;

Reference Government Bond Dealer means each of five banks selected by the Issuer, or their affiliates, which are (A) primary government securities dealers, and their respective successors, or (B) market makers in pricing corporate bond issues;

Reference Government Bond Dealer Quotations means, with respect to each Reference Government Bond Dealer and any date of redemption, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its nominal amount) at the Quotation Time on the Reference Date quoted in writing to the Determination Agent by such Reference Government Bond Dealer; and

Remaining Term Interest means, with respect to any Note, the aggregate amount of scheduled payment(s) of interest on such Note for the remaining term to maturity of such Note (or, if Issuer Par Call is specified as being applicable in the applicable Pricing Supplement, the remaining term up to the Par Call Period Commencement Date as specified in the applicable Pricing Supplement) determined on the basis of the rate of interest applicable to such Note from and including the date on which such Note is to be redeemed by the Issuer pursuant to this Condition 6.3.

In the case of a partial redemption of Notes, the Notes to be redeemed (the Redeemed Notes) will (i) in the case of Redeemed Notes represented by definitive Notes, be selected individually by lot, not more than 30 days prior to the date fixed for redemption and (ii) in the case of Redeemed Notes represented by a Global Note, be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 (Notices) not less than 15 days prior to the date fixed for redemption.

6.4	Redemption at the option of the Issuer (Issuer Par Call)

If Issuer Par Call is specified as being applicable in the applicable Pricing Supplement, the Issuer may, having given not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement to the Noteholders in accordance with Condition 14 (Notices) (which notice shall be irrevocable and specify the date fixed for redemption), redeem the Notes then outstanding in whole, but not in part, at any time during the Par Call Period specified as being applicable in the applicable Pricing Supplement, at the Final Redemption Amount specified in the applicable Pricing Supplement, together, if appropriate, with interest accrued but unpaid to (but excluding) the date fixed for redemption.

6.5	Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified as being applicable in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer in accordance with Condition 14 (Notices) not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement, the Issuer will, upon the expiry of such notice, redeem such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in the applicable Pricing Supplement, together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of any Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) at any time during normal business hours of such Paying Agent or, as the case may be, the Registrar falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or, as the case may be, the Registrar (a Put Notice) and in which the holder must specify a bank account to which payment is to be made under this Condition 6.5 and, in the case of Registered Notes, the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Registered Notes so surrendered is to be redeemed, an address to which a new Registered Note in respect of the balance of such Registered Notes is to be sent subject to and in accordance with the provisions of Condition 1.3. If this Note is in definitive bearer form, the Put Notice must be accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control.

If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on their instruction by Euroclear or Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be, for them to the Principal Paying Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg by a holder of any Note pursuant to this Condition 6.5 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and the Trustee has declared the Notes to be due and payable pursuant to Condition 9 (Events of Default), in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this Condition 6.5 and instead to declare such Note forthwith due and payable pursuant to Condition 9 (Events of Default).

6.6	Redemption at the option of the Noteholders on a Change of Control (Change of Control Put)

If Change of Control Put is specified as being applicable in the applicable Pricing Supplement, the following provisions will apply to the Notes:

(a)	A Change of Control Put Event will be deemed to occur if:

(i)

any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006, as amended) whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Parent Guarantor (such holding company, including the holding company which will become the ultimate parent company of the Parent Guarantor in connection with the Announced Reorganisation, an Excluded Entity), shall become interested (within the meaning of Part 22 of the Companies Act 2006, as amended) in (x) more than 50 per cent. of the issued or allotted ordinary share capital of the Parent Guarantor or (y) shares in the capital of the Parent Guarantor carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Parent Guarantor (a Change of Control); and

(ii)

at the time of the occurrence of a Change of Control, the Notes carry, on a solicited basis, an investment grade credit rating (Baa3/BBB-, or equivalent, or better) (an Investment Grade Rating), from any Rating Agency and such rating from any Rating Agency is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1/BB+, or equivalent, or worse) or withdrawn and such rating is not within the Change of Control Period (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade Rating by such Rating Agency or replaced by an Investment Grade Rating of another Rating Agency on a solicited basis; and

(iii)

in making the relevant decision(s) referred to above, the relevant Rating Agency announces publicly or confirms in writing to the Issuer or the Parent Guarantor that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control.

Further, (aa) if at the time of the occurrence of the Change of Control the Notes carry either a non-investment grade credit rating from each Rating Agency then assigning a credit rating to the Notes on a solicited basis or no credit rating from any Rating Agency on a solicited basis, a Change of Control Put Event will be deemed to occur upon the occurrence of a Change of Control alone; and (bb) if at the time of the occurrence of the Change of Control the Notes carry an Investment Grade Rating from more than one Rating Agency on a solicited basis, then a Change of Control Put Event will be deemed to occur upon the first of such Rating Agencies, within the Change of Control Period, downgrading its rating to a non-investment grade credit rating or withdrawing its rating, and such Rating Agency’s assigned rating is not, within the Change of Control Period, (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade Rating by such Rating Agency or replaced by an Investment Grade Rating of another Rating Agency on a solicited basis.

(b)

If a Change of Control Put Event occurs at any time while any Note remains outstanding, each Noteholder shall have the option to require the Issuer to redeem or repay that Note on the Change of Control Put Date (as defined below) at its Optional Redemption Amount specified in the applicable Pricing Supplement, together, if appropriate, with interest accrued to (but excluding) the date of redemption or purchase. Such option shall operate as set out below.

(c)

Promptly upon the Issuer, or, as the case may be, any Guarantor, becoming aware that a Change of Control Put Event has occurred, the Issuer or, as the case may be, the relevant Guarantor, shall notify the Trustee in writing and the Issuer shall, and at any time upon the Trustee receiving such express notice the Trustee may, and if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders, shall (subject in each case to being indemnified and/or secured and/or pre-funded to its satisfaction), give notice (a Change of Control Put Event Notice) to the Noteholders in accordance with Condition 14 (Notices) specifying the nature of the Change of Control Put Event and the procedure for exercising the option contained in this Condition 6.6.

(d)

If this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, to exercise the option to require the redemption or repayment of a Note under this Condition 6.6 the holder of this Note must deliver a Change of Control Put Notice (as defined below), on any day on which commercial banks and foreign exchange markets are open in the city of the relevant Paying Agent or Registrar falling within the period (the Change of Control Put Period) of 45 days after a Change of Control Put Event Notice is given, at the specified office of any Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes), accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent or, as the case may be, the Registrar (a Change of Control Put Notice), and in which the holder must specify a bank account to which payment is to be made under this Condition 6.6 and, in the case of Registered Notes, the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Registered Notes so surrendered is to be redeemed, an address to which a new Registered Note in respect of the balance of such Registered Notes is to be sent subject to and in accordance with the provisions of Condition 1.3. If this Note is in definitive bearer form, the Note should be delivered together with all Coupons appertaining thereto maturing after the date which is seven days after the expiration of the Change of Control Put Period (the Change of Control Put Date), failing which the Paying Agent will require payment of an amount equal to the face value of any missing such Coupon. Any amount so paid will be reimbursed in the manner provided in Condition 5 (Payments) against (in the case of Bearer Notes) presentation and surrender of the relevant missing Coupon (or any replacement therefor issued pursuant to Condition 11 (Replacement of Notes, Coupons and Talons)) at any time after such payment, but before the expiry of the period of 10 years from the Relevant Date (as defined in Condition 7 (Taxation) in respect of that Coupon. The Paying Agent to which such Note (if applicable) and Change of Control Put Notice are delivered will issue to the Noteholder concerned a non-transferable receipt in respect of the Note so delivered. Payment in respect of any Note so delivered will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the Change of Control Put Date by transfer to that bank account and, in every other case, on or after the Change of Control Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at the specified office of any Paying Agent.

If this Note is represented by a Global Note or is in definitive form and held through Euroclear and Clearstream, Luxembourg, to exercise the right to require redemption or repayment of a Note under this Condition 6.6, the holder of this Note must, within the Change of Control Put Period, give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg (which may include notice being given on their instruction by Euroclear and/or Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be, for them to the Principal Paying Agent by electronic means) in a form acceptable to Euroclear and/or Clearstream, Luxembourg from time to time.

A Change of Control Put Notice, once given, shall be irrevocable. The Issuer shall redeem or repay the relevant Notes on the Change of Control Put Date unless previously redeemed and cancelled.

(e)

If 80 per cent. or more in nominal amount of the Notes then outstanding have been redeemed pursuant to this Condition 6.6, the Issuer may, on not less than 15 or more than 30 days’ notice to the Noteholders given within 30 days after the Change of Control Put Date, redeem, at its option, the remaining Notes as a whole at their Optional Redemption Amount specified in the applicable Pricing Supplement, together, if appropriate, interest accrued to (but excluding) the date of such redemption.

(f)

If the rating designations employed by any of Moody’s, S&P or Fitch are changed from those which are described in paragraph (a)(ii) above, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine the rating designations of Moody’s or S&P or Fitch or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s or S&P or Fitch and paragraph (a)(ii) above shall be read accordingly.

(g)

The Trustee is under no obligation to monitor or ascertain whether a Change of Control Put Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Put Event or Change of Control has occurred and, until it shall have express notice in writing pursuant to the Trust Deed to the contrary, the Trustee may assume that no Change of Control Put Event or Change of Control or other such event has occurred.

(h)	In these Conditions:

Announced Reorganisation means the reorganisation announced by the Parent Guarantor on 3 July 2025 which would result in Wise Group plc, a new Jersey incorporated and solely UK tax resident company, becoming the ultimate parent company of Wise plc and its Subsidiaries;

Change of Control Period means the period commencing on the date of the announcement of the Change of Control having occurred and ending 120 days after such date (or such longer period as the Notes are under consideration, announced publicly within such 120 day period, for rating review); and

Rating Agency means Moody’s Investors Service Ltd. (Moody’s) or Standard & Poor’s Credit Market Services Europe Limited (S&P) or Fitch Ratings Ltd (Fitch), or their respective affiliates or successors or any rating agency (a Substitute Rating Agency) substituted for any of them by the Issuer or the Parent Guarantor from time to time with the prior written approval of the Trustee.

6.7	Clean-Up Call Option

If Clean-Up Call is specified as being applicable in the applicable Pricing Supplement, in the event that the nominal amount of the Notes then outstanding is 25 per cent. (or such other percentage specified as being the “Clean-Up Call Threshold” in the applicable Pricing Supplement) or less of the aggregate nominal amount of the Notes originally issued (for these purposes, any further notes issued pursuant to Condition 18 (Further Issues) and consolidated with this Series of Notes shall be deemed to have been originally issued), the Issuer may redeem, at its option, all but not some only of the Notes then outstanding, on giving not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement to the Noteholders in accordance with Condition 14 (Notices) (which notice shall be irrevocable and shall specify the date fixed for redemption) at the Optional Redemption Amount specified in the applicable Pricing Supplement, together with interest accrued to (but excluding) the date fixed for redemption provided that the Notes no longer outstanding have not been redeemed by the Issuer pursuant to Condition 6.3, if applicable.

6.8	Early Redemption Amounts

For the purpose of Condition 6.2 and Condition 9 (Events of Default):

(a)	each Note (other than a Zero Coupon Note) will be redeemed at its Early Redemption Amount; and

(b)	each Zero Coupon Note will be redeemed at its Early Redemption Amount calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y

where:

RP	means the Reference Price;

AY	means the Accrual Yield expressed as a decimal; and

y

is the Day Count Fraction specified in the applicable Pricing Supplement which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).

6.9	Purchases

Each of the Issuer, the Guarantors and their respective Subsidiaries (as defined above) may at any time purchase Notes (provided that in the case of definitive Bearer Notes, all unmatured Coupons and Talons appertaining to the Notes are purchased with the Notes) in any manner and at any price. Such Notes may be held, reissued, resold or, at the option of the Issuer, the relevant Guarantors or the relevant Subsidiary, surrendered to any Paying Agent and/or the Registrar for cancellation. All Notes so purchased will be surrendered to a Paying Agent or Registrar for cancellation.

6.10	Cancellations

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 6.9 (together with all unmatured Coupons and Talons cancelled therewith) shall be forwarded to the Principal Paying Agent and cannot be reissued or resold.

6.11	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 6.1, 6.2, 6.3, 6.4, 6.5, 6.6 or 6.7 upon its becoming due and repayable as provided in Condition 9 (Events of Default) is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 6.9 as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(a)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(b)

five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Principal Paying Agent or the Registrar or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 14 (Notices).

7.	TAXATION

7.1	Payment without Withholding

All payments of principal and interest in respect of the Notes and Coupons by or on behalf of the Issuer or the Guarantors shall be made without withholding or deduction for, or on account of, any present or future taxes or duties of whatever nature (Taxes) imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the relevant Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the Noteholders and/or Couponholders after such withholding or deduction shall equal the respective amounts which would have been receivable by them in the absence of such withholding or deduction, except that no such additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

(a)	the holder of which is liable for Taxes in respect of such Note or Coupon by reason of having some connection with the Tax Jurisdiction other than a mere holding of the Notes or Coupons; or

(b)	presented for payment in the Tax Jurisdiction; or

(c)

presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Payment Day (as defined in Condition 5 (Payments)); or

(d)

presented for payment by or on behalf of a holder of, or any beneficial owner of any interest in, a Note or Coupon where such holder or beneficial owner could lawfully prevent (but has not so lawfully prevented) such deduction or withholding by complying with any statutory requirements or by making a declaration of non-residence or other similar claim or filing for exemption to any relevant tax authority in the place where the relevant Note or Coupon is presented for payment; or

(e)

(in respect of any payment by a Delaware Guarantor) such withholding or deduction is imposed or withheld by reason of the failure of the holder to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of such withholding or deduction; or

(f)	(in respect of any payment by a Delaware Guarantor) is on account of or in respect of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes; or

(g)

where such withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement).

7.2	Interpretation

In these Conditions:

Belgian Guarantor means a Guarantor incorporated, established or Belgian tax resident under the laws of Belgium, or a Guarantor that has a permanent establishment in Belgium;

Delaware Guarantor means a Guarantor incorporated, established or Delaware tax resident under the laws of Delaware, or a Guarantor that has a permanent establishment in Delaware;

UK Guarantor means a Guarantor that (i) is incorporated or otherwise established under the laws of any part of the United Kingdom; or (ii) is resident for tax purposes in the United Kingdom; or (iii) has a permanent establishment in the United Kingdom;

Relevant Date means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee or the Registrar, as the case may be, on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 14 (Notices); and

Tax Jurisdiction means:

(i)	in the case of the Issuer and any UK Guarantor, the United Kingdom or any political subdivision or any authority thereof or therein having power to tax; or

(ii)	in the case of any Belgian Guarantor, Belgium or any political subdivision or any authority thereof or therein having power to tax; or

(iii)	in the case of any Delaware Guarantor, the United States and/or Delaware or any political subdivision or any authority thereof or therein having power to tax; or

(iv)

in the case of any member of the Group which becomes a Guarantor pursuant to Conditions 2.4 or 15.2 which is not a Belgian Guarantor, a Delaware Guarantor or a UK Guarantor, the jurisdiction in which such member of the Group is incorporated, established or tax resident or (in any such case) any political subdivision or any authority thereof or therein having power to tax; and

(v)

in each case any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer or the relevant Guarantor (as applicable) is or becomes subject in respect of payments made by it of principal and/or interest on the Notes and Coupons.

8.	PRESCRIPTION

The Notes (whether in bearer or registered form) and Coupons will become void unless claims in respect of principal and/or interest are made within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 7 (Taxation)) in respect of the Notes or, as the case may be, the Coupons.

There shall not be included in any Coupon sheet issued on exchange of any Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition 8 or Condition 5.2 or any Talon which would be void pursuant to Condition 5.2.

9.	EVENTS OF DEFAULT

9.1	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified and/or secured and/or pre-funded to its satisfaction), (but, in the case of the happening of any of the events described in paragraphs (b) to (d) (other than the winding up or dissolution of the Issuer or any Guarantor), and (e) to (i) inclusive below, only if the Trustee shall have certified in writing to the Issuer and the Guarantors that such event is, in its opinion, materially prejudicial to the interests of the Noteholders) give notice to the Issuer and the Guarantors that the Notes are, and they shall accordingly forthwith become, immediately due and repayable at their Early Redemption Amount, together with accrued interest as provided in the Trust Deed, if any of the following events shall occur (each, together where applicable with certification by the Trustee as described above, an Event of Default and together, Events of Default):

(a)

if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 5 Business Days in the case of principal or 10 Business Days in the case of interest; or

(b)

if the Issuer or any Guarantor fails to perform or observe any of its other obligations under these Conditions or the Trust Deed and (except in any case where, in the opinion of the Trustee, the failure is incapable of remedy, when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days next following the service by the Trustee on the Issuer or the relevant Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)

if (i) any Indebtedness for Borrowed Money (as defined below) of the Issuer or any Guarantor becomes due and payable prematurely by reason of an event of default (however described); (ii) the Issuer or any Guarantor fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment as extended by any originally applicable grace period; (iii) any security given by the Issuer or any Guarantor for any Indebtedness for Borrowed Money becomes enforceable and steps are taken to enforce the same; or (iv) default is made by the Issuer or any Guarantor in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person; provided that no event described in this paragraph (c) shall constitute an Event of Default unless the relevant amount of Indebtedness for Borrowed Money or other relative liability due and unpaid, either alone or when aggregated (without duplication) with other amounts of Indebtedness for Borrowed Money and/or other liabilities due and unpaid relative to all (if any) other events specified in (i) to (iv) above which have occurred and are continuing, exceeds the greater of 5 per cent. of the value of the net assets of the Group as shown in the most recent annual or interim, as the case may be, consolidated financial statements of the Parent Guarantor or £50,000,000 (or its equivalent in any other currency); or

(d)

if any order is made by any competent court or resolution is passed for the winding up or dissolution of the Issuer or any Guarantor, save for the purposes of reorganisation on terms previously approved by an Extraordinary Resolution of the Noteholders; or

(e)

if the Issuer or any Guarantor ceases or threatens to cease to carry on all or substantially all of its business, save for the purposes of reorganisation on terms previously approved by an Extraordinary Resolution of the Noteholders or where such cessation is in connection with the transfer of all or substantially all of the business of the Issuer or any Guarantor to a Subsidiary of the Parent Guarantor or a sale of assets of the Issuer or any Guarantor (other than the Parent Guarantor) at fair market value; or

(f)

if the Issuer or any Guarantor stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(g)	if (i) proceedings are initiated against the Issuer or any Guarantor under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator, liquidator or other similar official, or an administrative or other receiver, manager, administrator, liquidator or other similar official is appointed, in relation to the Issuer or any Guarantor or, as the case may be, in relation to all or substantially all of the undertaking or assets of any of them or an encumbrancer takes possession of all or substantially all of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against all or substantially all of the undertaking or assets of any of them, and (ii) in any such case (other than the appointment of an administrator) is not discharged within 14 days; or

(h)

if the Issuer or any Guarantor initiates or consents to proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

(i)	the Issuer ceases to be a wholly owned (directly or indirectly) Subsidiary of the Parent Guarantor; or

(j)	if the Guarantee in respect of any Guarantor ceases to be, or is claimed by the Issuer or any Guarantor not to be, in full force and effect other than as permitted by these Conditions.

9.2	Interpretation

For the purposes of this Condition 9, Indebtedness for Borrowed Money means any indebtedness (whether being principal, premium, interest or other amounts but excluding any intra-Group indebtedness) for or in respect of any borrowed money or any liability under or in respect of any acceptance or acceptance credit or any notes, bonds, debentures, debenture stock, loan stock or other securities.

10.	ENFORCEMENT

10.1	Enforcement by the Trustee

The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) against or in relation to the Issuer and/or any Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons or otherwise, but it shall not be bound to take any such proceedings or other steps or action unless (a) it has been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and (b) it has been indemnified and/or secured and/or pre-funded to its satisfaction.

10.2	Limitation on Trustee actions

The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would be illegal or contrary to any applicable law of any jurisdiction or any applicable directive or regulation of any agency of any state (including, without limitation, section 619 of the Dodd-Frank Wall Street Report and Consumer Protection Act) or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

10.3	Enforcement by the Noteholders

No Noteholder or Couponholder shall be entitled to (i) take any steps or action against the Issuer or any Guarantor to enforce the performance of any of the provisions of the Trust Deed, the Notes or the Coupons or (ii) take any other proceedings (including lodging an appeal in any proceedings) in respect of or concerning the Issuer or any Guarantor, in each case, unless the Trustee, having become bound so to take any such action, steps or proceedings, fails so to do within a reasonable period and the failure shall be continuing.

11.	REPLACEMENT OF NOTES, COUPONS AND TALONS

Should any Note Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent (in the case of Bearer Notes or Coupons) or the Registrar (in the case of Registered Notes) upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

12.	AGENTS

The initial Agents are set out above. If any additional Paying Agents are appointed in connection with any Series, the names of such Paying Agents will be specified in Part B of the applicable Pricing Supplement.

The Issuer and the Guarantors are entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(a)	there will at all times be a Principal Paying Agent and a Registrar;

(b)

so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent (which may be the Principal Paying Agent) (in the case of Bearer Notes) and a Transfer Agent (in the case of Registered Notes) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority; and

(c)	there will at all times be a Paying Agent in a jurisdiction within Europe other than the jurisdiction in which the Issuer or any Guarantor is incorporated.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5.5. Notice of any variation, termination, appointment or change in Paying Agents will be given to the Noteholders promptly by the Issuer in accordance with Condition 14 (Notices).

In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and the Guarantors and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent.

13.	EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of any Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8 (Prescription).

14.	NOTICES

14.1	Notices to the Noteholders

All notices regarding the Bearer Notes required to be given to the Noteholders pursuant to these Conditions and the Trust Deed will be valid if published in a leading English language daily newspaper published in London. It is expected that publication in a newspaper will normally be made in the Financial Times. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bearer Notes are for the time being listed or by which they have been admitted to trading including publication on the website of the relevant stock exchange or relevant authority if required by those rules. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition 14.1.

All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published on the website of the relevant stock exchange or relevant authority and/or in a daily newspaper of general circulation in the place or places required by those rules.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) or such websites or such mailing the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published on the website of the relevant stock exchange or relevant authority and/or in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Notes on the day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

14.2	Notices from the Noteholders

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Notes in definitive form) with the relative Note or Notes, with the Principal Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes). Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Principal Paying Agent, the Registrar and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

15.	SUBSTITUTION

15.1	Substitution of the Issuer

The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Issuer and the Guarantors to the substitution in place of the Issuer (or of any previous substitute under this Condition 15) as the principal debtor under the Notes, the Coupons and the Trust Deed of any Guarantor or any other company being a Subsidiary of the Parent Guarantor, subject to:

(a)	the Notes being (subject to Condition 2.2) unconditionally and irrevocably guaranteed by the Guarantors, except to the extent any Guarantor becomes the Issuer;

(b)	the Trustee being satisfied that the substitution is not materially prejudicial to the interests of the Noteholders; and

(c)	certain other conditions set out in the Trust Deed being complied with.

15.2	Substitution of the Parent Guarantor

The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Issuer and the Guarantors to the substitution in place of the Parent Guarantor (or of any previous substitute under this Condition 15) as a guarantor in respect of the Notes, the Coupons and the Trust Deed of the Parent Guarantor’s successor in business (as defined in the Trust Deed) or any Excluded Entity, subject to:

(a)

the Notes being (subject to Condition 2.2) unconditionally and irrevocably guaranteed by such successor in business of the Parent Guarantor or such Excluded Entity jointly and severally with the other Guarantors; and

(b)	certain other conditions set out in the Trust Deed being complied with.

In the event of any substitution in accordance with this Condition 15.2, the relevant successor in business or Excluded Entity (as applicable) shall, with effect from the date of the relevant substitution, become the Parent Guarantor (and the outgoing Parent Guarantor shall cease to be the Parent Guarantor) and these Conditions shall be construed accordingly.

This Condition 15 is subject to Condition 2 such that (notwithstanding the foregoing) the outgoing Issuer (in the case of Condition 15.1) and the outgoing Parent Guarantor (in the case of Condition 15.2) shall (subject to the subsequent operation of Condition 2.3) unconditionally and irrevocably guarantee the Notes jointly and severally with the other Guarantors with effect from the date of the relevant substitution in the event that such entity is (on the date of the relevant substitution) either a borrower or provides a guarantee in respect of the Revolving Credit Facility (but, for the avoidance of doubt, shall not be so required to guarantee the Notes in the event that such entity is not a borrower or guarantee provider in respect of the Revolving Credit Facility).

16.	MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER, AUTHORISATION AND DETERMINATION

16.1	Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of the Noteholders (including by way of conference call or a video call or as a combined physical meeting and meeting by way of conference call or a video call) to consider any matter affecting their interests, including the modification or abrogation by Extraordinary Resolution of any of these Conditions or any of the provisions of the Trust Deed. Such a meeting may be convened by the Issuer, any Guarantor or the Trustee and shall be convened by the Issuer if required in writing by Noteholders holding not less than ten per cent. in nominal amount of the Notes for the time being remaining outstanding subject to the Trustee being indemnified and/or secured and/or pre-funded to its satisfaction. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the nominal amount of the Notes held or represented by them, except that, at any meeting the business of which includes any matter defined in the Trust Deed as a Basic Terms Modification, including the modification of certain of the provisions of these Conditions and certain of the provisions of the Trust Deed (including the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes), the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the nominal amount of the Notes for the time being outstanding. The Trust Deed provides that (i) a resolution passed at a meeting duly convened and held in accordance with the Trust Deed by a majority consisting of not less than three-fourths of the votes cast on such resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding or (iii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. An Extraordinary Resolution duly passed at any such meeting by the Noteholders will be binding on all Noteholders, whether or not they are present at any meeting and whether or not they voted on the resolution, and on all Couponholders.

16.2	Modification, Waiver, Authorisation and Determination

The Trustee may agree, without the consent of the Noteholders or Couponholders (i) to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed or the Agency Agreement, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders), or (ii) to any modification which, in its opinion, is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven.

16.3	Trustee to have Regard to Interests of Noteholders as a Class

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, any Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in

Condition 7 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 7 (Taxation) pursuant to the Trust Deed.

16.4	Notification to the Noteholders

Any modification, abrogation, waiver, authorisation, determination or substitution shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any modification or substitution shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 14 (Notices).

17.	INDEMNIFICATION AND PROTECTION OF THE TRUSTEE AND ITS CONTRACTING WITH THE ISSUER AND THE GUARANTORS

17.1	Indemnification and protection of the Trustee

The Trust Deed contains provisions for the indemnification, security and pre-funding of the Trustee and for its relief from responsibility and liability towards the Issuer, the Guarantors, the Noteholders and the Couponholders, including (i) provisions relieving it from taking action unless indemnified and/or secured and/or pre-funded to its satisfaction, (ii) provisions limiting or excluding its liability in certain circumstances and (iii) provision entitling it to payment of its fees, costs and expenses in priority to the claims of the Noteholders. The Trust Deed provides that, when determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

17.2	Trustee Contracting with the Issuer and the Guarantors

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the Issuer and/or the Guarantors and/or any of the Parent Guarantor’s other Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or the Guarantors and/or any of the Parent Guarantor’s other Subsidiaries, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

18.	FURTHER ISSUES

The Issuer may from time to time without the consent of the Noteholders or the Couponholders create and issue further notes, having terms and conditions the same as those of the Notes, or the same except for the amount and date of the first payment of interest and the date from which interest starts to accrue, which may be consolidated and form a single Series with the outstanding Notes.

19.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

19.1	Governing Law

The Trust Deed (including the Guarantee), the Agency Agreement, the Notes and the Coupons and any non-contractual obligations arising out of or in connection with the Trust Deed (including the Guarantee), the Agency Agreement, the Notes and the Coupons are governed by, and construed in accordance with, English law.

19.2	Submission to Jurisdiction

(a)

Subject to Condition 19.2(c), the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Trust Deed, the Notes or the Coupons, including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes or the Coupons (a Dispute) and each of the Issuer, each Guarantor, the Trustee and any Noteholders or Couponholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(b)

For the purposes of this Condition 19.2, each of the Issuer and each Guarantor waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c)

To the extent allowed by law, the Trustee, the Noteholders and the Couponholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction provided that court would be competent to hear the Dispute pursuant to Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast), or the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters and (ii) concurrent proceedings in any number of jurisdictions identified in this Condition 19.2(c) that are competent to hear those proceedings.

19.3	Other Documents and the Guarantors

Each of the Issuer and, where applicable, each Guarantor has in the Agency Agreement and the Trust Deed submitted to the jurisdiction of the English courts.

19.4	Appointment of Process Agent

Each of the Guarantors incorporated outside England irrevocably appoints the Issuer as its agent for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of the Issuer being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. Each relevant Guarantor agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing herein shall affect the right to serve process in any other manner permitted by law.

19.5	Waiver of trial by jury

Without prejudice to Condition 19.2, the Issuer and each Guarantor waives any right it may have to a jury trial or any claim or cause of action in connection with the Trust Deed, the Notes and the Coupons. These Conditions may be filed as a written consent to a bench trial.

20.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS AND TALONS

PART 1

FORM OF TEMPORARY BEARER GLOBAL NOTE

PART 2

FORM OF PERMANENT BEARER GLOBAL NOTE

PART 3

FORM OF DEFINITIVE NOTE

PART 4

FORM OF COUPON

PART 5

FORM OF TALON

PART 6

FORM OF REGISTERED GLOBAL NOTE

PART 7

FORM OF DEFINITIVE REGISTERED NOTE

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(A)

that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

II.	the surrender of the certificate to the Paying Agent who issued the same; and

(B)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)	block voting instruction shall mean an English language document issued by a Paying Agent and dated in which:

(A)

it is certified that on the date thereof Bearer Notes (whether in definitive form or represented by a Bearer Global Note) or Registered Notes represented by a Registered Global Note or Registered Notes in definitive form which are held in an account with any clearing system (in each case and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

II.

the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(B)

it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(C)

the aggregate principal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(D)

one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (C) above as set out in such document;

(iii)

24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid;

(iv)

48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid; and

(v)

for the purposes of calculating a period of Clear Days in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

(b)

A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in subparagraph 1(i)(A) or 1(i)(B) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in subparagraph 1(i)(B) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

2.

(a)	Definitive Bearer Notes not held in a clearing system—voting certificates

A holder of a Bearer Note in definitive form which is not held in an account with any clearing system (not being a Bearer Note in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate) may obtain a voting certificate in respect of such Bearer Note from a Paying Agent subject to such holder having procured that such Bearer Note is deposited with such Paying Agent or (to the satisfaction of such Paying Agent) is held to its order or under its control upon terms that no such Bearer Note will cease to be so deposited or held until the first to occur of:

(i)	the conclusion of the meeting specified in such voting certificate; and

(ii)	the surrender of the voting certificate to the Paying Agent who issued the same.

(b)	Global Notes and definitive Bearer and Registered Notes held in a Clearing System—voting certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Principal Paying Agent in accordance with paragraph 2(d)) represented by a Global Note or which is in definitive form and is held in an account with any clearing system may procure the delivery of a voting certificate in respect of such Note by giving notice to the clearing system through which such holder’s interest in the Note is held specifying by name a person (an Identified Person) (which need not be the Noteholder themself) to collect the voting certificate and attend and vote at the meeting. The relevant voting certificate will be made available at or shortly prior to the commencement of the meeting by the Principal Paying Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the clearing system. The clearing system may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes. Subject to receipt by the Principal Paying Agent from the clearing system, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the nominal amount of the Notes to be represented by any such voting certificate and the form of identification against presentation of which such voting certificate should be released, the Principal Paying Agent shall, without any obligation to make further enquiry, make available voting certificates against presentation of the form of identification corresponding to that notified.

(c)	Definitive Bearer Notes not held in a clearing system—block voting instruction

A holder of a Bearer Note in definitive form which is not held in an account with any clearing system (not being a Bearer Note in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction) may require a Paying Agent to issue a block voting instruction in respect of such Bearer Note by depositing such Bearer Note with such Paying Agent or (to the satisfaction of such Paying Agent) by procuring that, not less than 48 Hours before the time fixed for the relevant meeting, such Bearer Note is held to the Paying Agent’s order or under its control, in each case on terms that no such Bearer Note will cease to be so deposited or held until the first to occur of:

(i)	the conclusion of the meeting specified in such block voting instruction; and

(ii)

the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited or held Bearer Note which is to be released or (as the case may require) the Bearer Note or Bearer Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 2(g) hereof of the necessary amendment to the block voting instruction, and instructing the Paying Agent that the vote(s) attributable to the Bearer Note or Bearer Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment.

(d)	Global Notes and definitive Bearer and Registered Notes held in a clearing system—block voting instruction

A holder of a Note (not being a Note in respect of which a voting certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any clearing system may require the Principal Paying Agent to issue a block voting instruction in respect of such Note by first instructing the clearing system through which such holder’s interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the clearing system then in effect. Subject to receipt by the Principal Paying Agent of instructions from the clearing system, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the nominal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the Principal Paying Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

(e)	Registered Notes in definitive form but not held in a clearing system—appointment of proxy;

(i)

A holder of Registered Notes in definitive form and not held in an account with any clearing system may, by an instrument in writing in the English language (a form of proxy) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or any Transfer Agent not less than 48 Hours before the time fixed for the relevant meeting, appoint any person (a proxy) to act on their or its behalf in connection with any meeting.

(ii)

Any proxy appointed pursuant to subparagraph (i) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting, to be the holder of the Registered Notes to which such appointment relates and the holders of the Registered Notes shall be deemed for such purposes not to be the holder.

(f)

Each block voting instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent, and each form of proxy shall be deposited by the relevant Paying Agent or (as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the block voting instruction or form of proxy proposes to vote, and in default the block voting instruction or form of proxy shall not be treated as valid unless the Chair of the meeting decides otherwise before such meeting proceeds to business. A copy of each block voting instruction or form of proxy shall be deposited with the Trustee before the commencement of the meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such block voting instruction or form of proxy.

(g)

Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the instructions of the relevant holder or the relevant clearing system (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent (in the case of a block voting instruction) or from the relevant Noteholder (in the case of a proxy appointed pursuant to paragraph 2(c) or 2(d)) by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 Hours (in the case of a block voting instruction or form of proxy)

or 48 Hours (in the case of a proxy) before the time appointed for holding the meeting at which the block voting instruction or form of proxy is to be used.

CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

3.

The Issuer, the Guarantors or the Trustee may at any time, and the Issuer and the Trustee (in relation to the Trustee subject to it being indemnified and/or secured and/or pre-funded to its satisfaction) shall upon a requisition in writing in the English language signed by the holders of not less than ten per cent. in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve in writing (which need not be a physical place and instead may be by way of an electronic platform (such audio or video conference call) or by a combination of such methods) as the Trustee may appoint or approve in writing).

4.

At least 21 Clear Days Notice specifying the place (which may be held at a physical location, or via an electronic platform (such as a conference call or videoconference) or by a combination of such methods),, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 14. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and to the Issuer and the Guarantors (unless the meeting is convened by the Issuer or the Guarantors). A meeting that has been validly convened in accordance with paragraph 2 above, may be cancelled by the person who convened such meeting by giving at least seven days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Noteholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 3 shall be deemed not to have been convened.

5.

A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

6.

At any such meeting one or more persons holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons holding or representing more than 50 per cent. in principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the following matters (each of which shall, subject only to subclause 19.2 and clause 21, only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(a)

reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment in respect of any principal or interest in respect of the Notes or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(b)	alteration of the currency in which payments under the Notes and Coupons are to be made;

(c)	alteration of the majority required to pass an Extraordinary Resolution;

(d)	the sanctioning of any such scheme or proposal or substitution as is described in paragraphs 18(i) and 18(j) below; and

(e)	alteration of this proviso or the proviso to paragraph 7 below;

((a) to (e) above, together, a Basic Terms Modification)

the quorum shall be one or more persons holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

7.

If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 Clear Days nor more than 42 Clear Days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons holding Definitive Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present provided that at any adjourned meeting the quorum for the transaction of business comprising any Basic Terms Modification shall be one or more persons holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

8.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for

21 in paragraph 4 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

CONDUCT OF BUSINESS AT MEETINGS

9.

Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

10.

At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Guarantors, the Trustee or any person present holding a Definitive Note or a voting certificate or being a proxy or representative (whatever the nominal amount of the Notes so held or represented by him/her/them) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11.

Subject to paragraph 13 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

12.

The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

13.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14.

The Trustee, its lawyers and financial advisers, any director, officer or employee of a corporation being a trustee of this Trust Deed and any director or officer of the Issuer, the Guarantors and its or their lawyers and financial advisers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 9 unless they either produce the Definitive Note or Definitive Notes of which they are the holder or a voting certificate. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, the Guarantors or any Subsidiary of the Issuer or Guarantors. Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantors.

15.	Subject as provided in paragraph 14 above hereof at any meeting:

(a)	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate shall have one vote; and

(b)

on a poll every person who is so present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the

Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced. Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16.

The Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject, in the case of an Extraordinary Resolution proposed at a meeting, to the provisions relating to quorum contained in paragraphs 6 and 7 above) namely:

(a)	Power to sanction any abrogation, compromise or arrangement proposed to be made between the Issuer, the Guarantors, the Trustee, any Appointee and the Noteholders and Couponholders or any of them.

(b)

Power to sanction any modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, Couponholders, the Issuer or the Guarantors or against any other or others of them or against any of their property whether such rights shall arise under this Trust Deed or otherwise.

(c)	Power to assent to any modification of the provisions of this Trust Deed which shall be proposed by the Issuer, the Guarantors, the Trustee or any Noteholder.

(d)	Power to give any authority or sanction which under the provisions of this Trust Deed is required to be given by Extraordinary Resolution.

(e)

Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(f)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of this Trust Deed.

(g)

Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under this Trust Deed.

(h)

Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)

Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(j)	Power to approve the substitution of any entity for the Issuer and/or the Guarantors (or any previous substitute) as principal debtor and/or guarantor, as the case may be, under this Trust Deed.

17.

Any resolution (i) passed at a meeting of the Noteholders duly convened and held in accordance with this Trust Deed, (ii) passed as a resolution in writing in accordance with this Trust Deed or (iii) passed by way of electronic consents given by holders through the relevant Clearing System(s) in accordance with this Trust Deed shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the Issuer within 14 days of such result being known provided that the non-publication of such notice shall not invalidate such result.

18.

The expression Extraordinary Resolution when used in this Trust Deed means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Trust Deed by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; (b) a resolution in writing (a Written Resolution); or (c) an Electronic Consent (as defined below) given by way of electronic consents through the relevant Clearing System(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding.

19.

Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

20.	(a)If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)

a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting (or by a separate resolution in writing or by a separate resolution passed by way of consents received through the relevant Clearing System(s)) of the holders of the Notes of that Series;

(ii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise (in the opinion of the Trustee)) to an actual or potential conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting (or by a separate resolution in writing or by a separate resolution passed by way of consents received through the relevant Clearing System(s)) of the holders of the Notes of all the Series so affected;

(iii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise (in the opinion of the Trustee) to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings (or by a separate resolution in writing or by a separate resolution passed by way of consents received through the relevant Clearing System(s)) of the holders of the Notes of each Series or group of Series so affected; and

(iv)

to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(b)

In the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 3 above be the equivalent in Pounds Sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Pounds Sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 6, 7 and 15 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each £1 in nominal amount of the Notes (converted as above) which he holds or represents.

(c)

In the case of any meeting of the holders of Notes of a Series which is not denominated in Pounds Sterling, each person present shall have one vote for such amount of such currency as the Trustee may in its absolute discretion stipulate.

21.

Subject to all other provisions of this Trust Deed the Trustee may without the consent of the Issuer, the Guarantors, the Noteholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit (including agreeing to the holding of meetings via conference call in its discretion).

22.	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Noteholders.

For so long as the Notes are in the form of a Global Note held on behalf of one or more of Euroclear, Clearstream, Luxembourg or an Alternative Clearing System, then, in respect of any resolution proposed by the Issuer, the Guarantors or the Trustee:

(A)

Electronic Consent: where the terms of the resolution proposed by the Issuer, the Guarantors or the Trustee (as the case may be) have been notified to the Noteholders through the relevant Clearing System(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer, the Guarantors and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant Clearing System(s) to the Principal Paying Agent or another specified agent and/or the Trustee in accordance with their operating rules and procedures by or on behalf of the holders of not less than three fourths in nominal amount of the Notes outstanding (the Required Proportion) (Electronic Consent) by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Noteholders and Couponholders, even if the relevant consent or instruction proves to be defective. None of the Issuer, the Guarantors or the Trustee shall be liable or responsible to anyone for such reliance.

(i)

When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Noteholders through the relevant Clearing System(s). The notice shall specify, in sufficient detail to enable Noteholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant Clearing System(s)) and the time and date (the Relevant Date) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant Clearing System(s).

(ii)

If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the Proposer) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Noteholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Noteholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to Relevant Date shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer, the Guarantors or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and

(B)

Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer, the Guarantors and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer, the Guarantors and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Note and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder or the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, the relevant Clearing System(s) and, in the case of (b) above, the relevant Clearing System(s) and the person identified by the relevant Clearing System(s) for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Noteholders and Couponholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant Clearing System(s) (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. None of the Issuer, the Guarantors nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic. A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution.

A Written Resolution and/or Electronic Consent will be binding on all Noteholders and holders of Coupons, whether or not they participated in such Written Resolution and/or Electronic Consent.

SCHEDULE 4

FORM OF AUTHORISED SIGNATORY’S CERTIFICATE

SCHEDULE 5

FORM OF DEED OF ACCESSION OF GUARANTORS

SIGNATORIES

Issuer

EXECUTED as a deed by WISE FINANCING PLC	/s/ Mohamed Ragab Director

acting by

/s/ Adam Green Company Secretary

[Signature page – Trust Deed]

Parent Guarantor

EXECUTED as a deed by WISE PLC	/s/ Kristo Käärmann Director

acting by

/s/ Emmanuel Thomassin Director

[Signature page – Trust Deed]

Initial Guarantor

EXECUTED as a deed by WISE FINANCIAL HOLDINGS LTD	/s/ Kingsley Kemish Director

acting by

/s/ Airis Palk Company Secretary

[Signature page – Trust Deed]

Initial Guarantor

EXECUTED as a deed by WISE PAYMENTS LIMITED	/s/ Kristo Käärmann Director

acting by

/s/ Rohan Basu Director

[Signature page – Trust Deed]

Initial Guarantor

EXECUTED as a deed by	)	/s/ Kristo Käärmann
WISE US INC. acting by	)	Director
its duly authorised signatory	)
acting under the authority of that	)	/s/ Bunmi Obisesan
Company:	)	Secretary

[Signature page – Trust Deed]

Initial Guarantor

EXECUTED as a deed by	)	/s/ Kristo Käärmann
WISE EUROPE SA acting by	)	Director
its duly authorised signatories	)
acting under the authority of that	)	/s/ Kingsley Kemish
Company:	)	Director

[Signature page – Trust Deed]

Trustee

EXECUTED as a DEED by	)
CITICORP TRUSTEE COMPANY	)	/s/ Rose Robinson
LIMITED acting by	)	Attorney
)

acting under the authority of that company, in the presence of:

Witness’s signature:	/s/ Rachel Clear
Name:	Rachel Clear
Vice president
Address:
Citi
Citigroup Centre
Canada Square, Canary Wharf
London, E14 5LB

[Signature page – Trust Deed]

13 November 2025

TRUST DEED

WISE FINANCING PLC

as Issuer

WISE PLC

as Parent Guarantor

and

WISE EUROPE SA, WISE FINANCIAL

HOLDINGS LTD, WISE PAYMENTS LIMITED

and WISE US INC.

as Initial Guarantors

and

CITICORP TRUSTEE COMPANY LIMITED

as Trustee

relating to the

£2,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME